Filed Pursuant to Rule 424(b)(2)
Registration No. 333-256296
CALCULATION OF REGISTRATION FEE
Title of each class of securities offered	Amount to be registered(1)	Maximum offering price per unit	Maximum aggregate offering price(1)	Amount of registration fee(2)
1.25% Senior Notes due 2027	$608,900,000	99.267%	$604,436,763	$65,945
(1)
€500,000,000 aggregate principal amount of 1.25% Senior Notes due 2027 will be issued. The Amount to be registered and the Maximum aggregate offering price is based on the euro/U.S. dollar exchange rate of €1.00 = $1.2178, as announced by the U.S. Federal Reserve Board on May 21, 2021.

(2)
Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act and relates to the Registration Statement on Form S-3 (File No. 333-256296) filed by Westinghouse Air Brake Technologies Corporation and Wabtec Transportation Netherlands B.V. on May 19, 2021.

Prospectus Supplement
(To Prospectus dated May 19, 2021)
€500,000,000

Wabtec Transportation Netherlands B.V.

1.25% Senior Notes due 2027

Fully and Unconditionally Guaranteed by

Westinghouse Air Brake Technologies Corporation
Wabtec Transportation Netherlands B.V (the “Issuer”) is offering €500,000,000 aggregate principal amount of its 1.25% Senior Notes due 2027, which we refer to in this prospectus supplement as the “notes.” The notes will be fully and unconditionally guaranteed on a senior unsecured basis by Westinghouse Air Brake Technologies Corporation (the “Company” or the “Guarantor”).
The notes will bear interest at 1.25% per year. Interest on the notes is payable on December 3 of each year, beginning on December 3, 2021. The notes will mature on December 3, 2027. Interest will accrue on the notes from June 3, 2021. The notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The Issuer may redeem the notes in whole or in part at any time at the applicable redemption price and at the times set forth under “Description of the Notes—Optional Redemption.” Additionally, the Issuer may redeem the notes in whole, but not in part, at its option, in the event of certain changes in the tax law of the Netherlands, the United States or another relevant taxing jurisdiction, as described under the caption “Description of the Notes—Redemption Upon Changes in Withholding Taxes.” The Issuer must offer to repurchase the notes upon the occurrence of a change of control triggering event at the price described in this prospectus supplement under the caption “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event .”
The notes will not be convertible or exchangeable by their terms.
The notes will be the Issuer’s senior unsecured obligations, ranking equally in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness and senior to its future subordinated indebtedness. The Company’s guarantee will be its senior unsecured obligation and will rank equally in right of payment with all of its other senior unsecured indebtedness (including guarantees of indebtedness) from time to time outstanding.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes are a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”) and traded on the Global Exchange Market (“GEM”) of Euronext Dublin. This document comprises the listing particulars for such application and will be subject to approval by Euronext Dublin. No assurance can be given that this application will be granted.
You should read this prospectus supplement and the accompanying prospectus carefully before you invest in the notes. Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-11 for a discussion of certain risks that you should consider in connection with an investment in the notes.
	Per Note	Total
Public offering price(1)	99.267%	€496,335,000
Underwriting discount	0.400%	€2,000,000
Proceeds (before expenses) to Wabtec Transportation Netherlands B.V.	98.867%	€494,335,000
(1)	Plus accrued interest, if any, from June 3, 2021, if settlement occurs after that date.
The underwriters expect to deliver the notes in book-entry form under the New Safekeeping Structure (the “NSS”) through Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (together, Euroclear and Clearstream are referred to herein as the “ICSDs”), on or about June 3, 2021. Upon issuance, the notes will be represented by a global note in registered form (the “Global Note”), which is expected to be deposited with a common safekeeper (“Common Safekeeper”) for Euroclear and Clearstream and registered in the name of the nominee of the Common Safekeeper.
The notes are intended to be held in a manner that will allow for Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.
Joint Book-Running Managers
BNP PARIBAS	Goldman Sachs & Co. LLC	HSBC
(Green Structuring Agent)
BofA Securities	Citigroup	Crédit Agricole CIB
J. P. Morgan		Société Générale
Corporate & Investment Banking
Senior Co-Managers
MUFG	PNC Capital Markets LLC	Scotiabank	TD Securities	Truist Securities	US Bancorp
Co-Managers
Citizens Capital Markets	Huntington Capital Markets	Morgan Stanley	Wells Fargo Securities
May 27, 2021

Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes that the Issuer is currently offering. The second part, the accompanying prospectus dated May 19, 2021, gives more general information about the securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement. Additional information is incorporated by reference in this prospectus supplement. For information about the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Wabtec’s business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in the notes, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, which we have referred you to under “Where You Can Find More Information.” The shelf registration statement described in the accompanying prospectus, including the exhibits thereto, can be read at the SEC web site as described under “Where You Can Find More Information.”
If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.
When used in this prospectus supplement, the term “Wabtec” refers to Westinghouse Air Brake Technologies Corporation together with its consolidated subsidiaries; the terms “Company,” “Guarantor” or “Westinghouse Air Brake Technologies” refer only to Westinghouse Air Brake Technologies Corporation and not its subsidiaries; the terms “Issuer” or “Wabtec Netherlands” refer only to Wabtec Transportation Netherlands B.V.; and the terms “we,” “us” and “our” refer collectively to Westinghouse Air Brake Technologies Corporation and Wabtec Netherlands, in each case, unless the context otherwise requires. Unless specified otherwise, references in this prospectus supplement to indebtedness exclude other liabilities and trade payables.
References to “dollars” and “$” are to United States dollars. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. See “Currency Conversion” for a discussion of recent rates of exchange between the U.S. dollar and the euro. Financial information of Wabtec presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States, or U.S. GAAP.
This prospectus supplement and accompanying prospectus include registered trademarks, trade names and service marks of the Company.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus or any related free writing prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
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MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND
ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU, as amended (“MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes, whom we refer to as a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND
ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (the “COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”), and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
PROHIBITION OF SALES TO RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA
The notes offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. The term “Prospectus Regulation” means Regulation 2017/1129, as amended, and includes any relevant implementing measure in the Member State concerned. Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Issuer or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Issuer nor the Underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Issuer or the Underwriters to publish a prospectus for such offer.
PROHIBITION OF SALES TO RETAIL INVESTORS IN THE UNITED KINGDOM
The notes offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of
S-iii

the provisions of the Financial Services and Markets Act 2000 (United Kingdom) (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of the domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
Each underwriter has represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
SINGAPORE RESTRICTIONS
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).
STABILIZATION
IN CONNECTION WITH THE ISSUE OF THE NOTES, BNP PARIBAS (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES DURING THE STABILIZATION PERIOD AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE DATE ON WHICH THE ISSUER RECEIVED THE PROCEEDS OF THE ISSUE OR 60 CALENDAR DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION
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ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR ANY PERSON ACTING ON ITS BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES AND WILL BE UNDERTAKEN AT THE OFFICES OF THE STABILIZING MANAGER (OR ANY PERSON ACTING ON ITS BEHALF).
WHERE YOU CAN FIND MORE INFORMATION
Available Information
Westinghouse Air Brake Technologies Corporation files reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Westinghouse Air Brake Technologies Corporation. The SEC’s internet address is http://www.sec.gov. In addition, Westinghouse Air Brake Technologies Corporation’s common stock is listed on the New York Stock Exchange, and its reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Wabtec’s Internet website is www.wabteccorp.com. Information contained on Wabtec’s website is not part of, and should not be construed as being incorporated by reference into, this prospectus supplement and the accompanying prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information that is filed with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus supplement and the accompanying prospectus except to the extent updated and superseded by information contained in this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement and until all of the securities covered by this prospectus supplement are sold will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.
We incorporate by reference the following documents that Westinghouse Air Brake Technologies Corporation has filed with the SEC and any filings that Westinghouse Air Brake Technologies Corporation makes with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus supplement, including between the date of this prospectus supplement and the date on which the offering of the securities under this prospectus supplement is terminated, except as noted in the paragraph below:
SEC Filings (File No. 1-12001)	Period for or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2020
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2021
Current Reports on Form 8-K	January 20, 2021, February 18, 2021 (Item 8.01), February 18, 2021 (Items 5.02 and 5.03 and the exhibits attached thereto), April 28, 2021 and May 21, 2021
The portions of Westinghouse Air Brake Technologies Corporation’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act	April 7, 2021
Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K, including related exhibits under Item 9.01, is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information
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submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus supplement or the accompanying prospectus.
Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract, agreement or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the documents contained in the exhibits to the registration statement of which the accompanying prospectus is a part or the reports incorporated by reference herein, as applicable.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, PA 15212, Attention: Secretary; telephone number: (412) 825-1000. You also may review a copy of the registration statement and its exhibits through the SEC’s internet site, http://www.sec.gov.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
You should carefully review the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. In this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” and similar expressions in connection with any discussion of future operating or financial performance.
We cannot guarantee that any forward-looking statements will be realized, although we believe that Wabtec has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” sections of Westinghouse Air Brake Technologies Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and any of its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others:
Economic and industry conditions
•	prolonged unfavorable economic and industry conditions in the markets served by Wabtec, including North America, South America, Europe, Australia, Asia and Africa;
•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;
•	reliance on major original equipment manufacturer customers;
•	original equipment manufacturers’ program delays;
•	demand for services in the freight and passenger rail industry;
•	demand for Wabtec’s products and services;
•	orders either being delayed, canceled, not returning to historical levels, or reduced or any combination of the foregoing;
•	consolidations in the rail industry;
•	continued outsourcing by Wabtec’s customers;
•	industry demand for faster and more efficient braking equipment;
•	fluctuations in interest rates and foreign currency exchange rates;
•	availability of credit; or
•
changes in market consensus as to what attributes are required for a particular project to be considered “green,” “social,” or “sustainable” or negative perceptions regarding our determinations in such regard with respect to Eligible Green Projects;

Operating factors
•	supply disruptions;
•	technical difficulties;
•	changes in operating conditions and costs;
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•	increases in raw material costs;
•	successful introduction of new products;
•	performance under material long-term contracts;
•	labor relations;
•
the outcome of Wabtec’s existing or any future legal proceedings, including litigation involving Wabtec’s principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities or intellectual property claims;

•	completion and integration of acquisitions, including the acquisition of Faiveley Transport and the GE Transportation Business; or
•	the development and use of new technology;
Competitive factors
•	the actions of competitors; or
•	the outcome of negotiations with partners, suppliers, customers or others;
Political/governmental factors
•	political stability in relevant areas of the world;
•	future regulation/deregulation of Wabtec’s customers and/or the rail industry;
•	levels of governmental funding on transit projects, including for some of Wabtec’s customers;
•	political developments and laws and regulations, including those related to Positive Train Control; or
•	federal and state income tax legislation; and
•	the outcome of negotiations with governments.
COVID-19 factors
•	the severity and duration of the pandemic;
•	deterioration of general economic conditions;
•	shutdown of one or more of our operating facilities;
•	supply chain and sourcing disruptions;
•	ability of our customers to pay timely for goods and services delivered;
•	health of our employees;
•	ability to retain and recruit talented employees; or
•	difficulty in obtaining debt or equity financing.
Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause Wabtec’s actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.
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SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Before making an investment decision, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, the “Risk Factors” section included in this prospectus supplement and the financial statements and related notes incorporated by reference herein.
Westinghouse Air Brake Technologies Corporation
Wabtec is one of the world’s largest providers of locomotives, value-added, technology-based equipment, systems and services for the global freight rail and passenger transit industries. Wabtec’s highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most locomotives, freight cars, passenger transit cars and buses around the world. Wabtec’s products enhance safety, improve productivity and reduce maintenance costs for customers, and many of Wabtec’s core products and services are essential in the safe and efficient operation of freight rail and passenger transit vehicles. Wabtec is a global company with approximately 27,000 employees and operations in over 50 countries and Wabtec’s products can be found in more than 100 countries throughout the world. In the year ended December 31, 2020 and the three months ended March 31, 2021, approximately 58% and 64%, respectively, of Wabtec’s revenues came from customers outside the United States. For the year ended December 31, 2020 and the three months ended March 31, 2021, Wabtec generated revenue of $7,556.1 million and $1,830.2 million, respectively, and net income attributable to Wabtec shareholders of $414.4 million and $112.4 million, respectively.
Wabtec provides its products and services through two principal business segments, the Freight Segment and the Transit Segment, both of which have different market characteristics and business drivers.
The Freight Segment primarily manufactures and provides aftermarket parts and services for new locomotives; provides components for new and existing locomotives and freight cars; builds new commuter locomotives; supplies rail control and infrastructure products including electronics, positive train control equipment, signal design and engineering services; provides a comprehensive suite of software-enabled solutions designed to improve customer efficiency and productivity in the transportation and mining industries; overhauls locomotives; and provides heat exchangers and cooling systems for rail and other industrial markets. Customers include large, publicly traded railroads, leasing companies, manufacturers of original equipment such as locomotives and freight cars, and utilities. Wabtec is the largest global manufacturer of diesel-electric locomotives for freight railroads producing mission-critical products and solutions that help railroads reduce operating costs, decrease fuel use, minimize downtime and comply with emissions standards. We estimate that more than 20% of the world’s rail freight is transported by a Wabtec manufactured locomotive and over 30% of freight car components are capable of being fitted with Wabtec manufactured components. As a result of the large base of approximately 22,500 locomotives currently in use, Wabtec's services product lines of rebuilding, remanufacturing, maintaining, and exchanging locomotives and components in the aftermarkets provides a significant, recurring revenue stream. We estimate that approximately 11 million messages are monitored daily on Wabtec locomotives. In addition, our investment in data analytics and software has allowed us to become a strategic partner for customers looking to derive new value from assets and digitally transform their operations. We estimate that over 30% of North American freight passes through a port managed by Wabtec software. The Freight Segment accounted for approximately 67% of Wabtec’s total net sales for the year ended December 31, 2020 and approximately 65% of Wabtec’s total net sales for the three months ended March 31, 2021. In 2020, about 55% of net sales for the Freight Segment were in the United States. As of March 31, 2021, Freight Segment 12-month backlog was $3.9 billion and total Freight Segment backlog, which includes 12-month backlog, was $18.0 billion.
The Transit Segment primarily manufactures and services components for new and existing passenger transit vehicles, typically regional trains, high speed trains, subway cars, light-rail vehicles and buses; supplies rail control and infrastructure products including electronics, signal design and engineering services; and refurbishes passenger transit vehicles. Customers include public transit authorities and municipalities, leasing companies, and manufacturers of passenger transit vehicles and buses around the world. We estimate that more than 15% of rail passenger cars globally are equipped with critical safety components created by Wabtec. The Transit Segment accounted for approximately 33% of Wabtec’s total net sales for the year ended December 31, 2020 and approximately 35% of Wabtec’s total net sales for the three months ended March 31, 2021. In 2020, about 15% of net sales for the Transit Segment were in the U.S. Geographically, Faiveley Transport significantly strengthened Wabtec’s presence in the European and Asia Pacific transit markets. As of March 31, 2021, Transit Segment 12-month backlog was $1.8 billion and total Transit Segment backlog, which includes 12-month backlog, was $3.7 billion.
On March 31, 2021, Wabtec acquired 100% ownership of Nordco, a leading North American supplier of new, rebuilt and used maintenance of way equipment, for $407 million. Nordco's products and services portfolio includes mobile railcar movers and ultrasonic rail flaw detection technologies. Nordco’s innovative technology and adjacent product lines provide both domestic and international growth opportunities for Wabtec.
Westinghouse Air Brake Company (“WABCO”) was formed in 1990 when it acquired certain assets and operations from American Standard, Inc., now known as Trane (“Trane”). It went public on the New York Stock Exchange in 1995. In 1999, WABCO merged with MotivePower Industries, Inc. and adopted the name Wabtec. Westinghouse Air Brake Technologies Corporation is incorporated under the laws of the State of Delaware. It was incorporated on October 19, 1989 and its Delaware registration number is 2211085. Its principal executive offices are located at 30 Isabella Street, Pittsburgh, Pennsylvania 15212. Wabtec’s telephone number is (412) 825-1000 and Internet address www.wabteccorp.com. Information on, or accessible through, Wabtec’s website is not part of or incorporated by reference into this prospectus.
Wabtec Transportation Netherlands B.V.
Wabtec Netherlands is a wholly-owned, indirect, holding company subsidiary of Westinghouse Air Brake Technologies Corporation. Wabtec Netherlands does not have any independent operations and its only assets consist of its investments in subsidiaries, none of which are providing guarantees of the notes. There are no restrictions on the ability of Wabtec Netherlands to obtain funds from its subsidiaries through dividends, loans or advances.
Wabtec Netherlands is a private limited liability company (besloten vennootschap) organized under the laws of the Netherlands with its principal executive offices located at Darwinstraat 10, 6718 XR, Ede, the Netherlands. Its telephone number is +31 (0) 88 600 4500. Wabtec Netherlands was formed on October 26, 2018 and is registered with the Dutch Trade Register under number 72948957.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement.
Issuer
Wabtec Transportation Netherlands B.V.
Securities Offered
€500.0 million aggregate principal amount of 1.25% Senior Notes due 2027
Maturity Date
The notes will mature on December 3, 2027.
Interest Rate
The notes will bear interest at 1.25% per year.
Interest Payment Dates
The Issuer will pay interest on the notes annually on December 3 of each year, beginning on December 3, 2021.
Guarantees
All payments on the notes, including principal and interest, will be fully and unconditionally guaranteed by the Company.
Optional Redemption
The notes will be redeemable at the Issuer’s option in whole at any time, or in part from time to time, prior to their maturity. If the notes are redeemed before October 3, 2027 (two months prior to their maturity date) (such date, the “Par Call Date”), the applicable redemption price will equal the greater of:
(1)	100% of the principal amount of the notes being redeemed; and
(2)
the sum of the present value of the Remaining Scheduled Payments of principal and interest on the notes being redeemed that would be due if the notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, plus 30.0 basis points, plus, in each case, accrued and unpaid interest on the notes being redeemed to, but not including, the redemption date.
On or after the Par Call Date, the Issuer may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date. See “Description of the Notes — Optional Redemption.”

Redemption Upon Changes in Withholding Taxes
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of a relevant taxing jurisdiction, or any change in, or amendment to, an official position or judicial precedent regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Issuer or the Company become or, based upon a written opinion of independent counsel selected by the Issuer or the Company, as the case may be, will become obligated to pay additional amounts as described under the heading “Description of the Notes — Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest on the notes to, but excluding, the redemption date. See “Description of the Notes — Redemption Upon Changes in Withholding Taxes”.
Change of Control
Upon the occurrence of a change of control triggering event, the Issuer will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event.”
Ranking
The notes will be the Issuer’s senior unsecured obligations and will:
•	rank equally in right of payment to all of Issuer’s existing and future unsecured and unsubordinated indebtedness;
•	rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the notes;
•
to the extent the Issuer incurs secured indebtedness in the future, be effectively subordinated to all of such secured indebtedness and other secured obligations of the Issuer to the extent of the value of the assets securing such indebtedness and other obligations; and

•	be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Issuer’s subsidiaries.

The Company’s guarantee will be the Company’s senior unsecured obligation and will:
•	rank equally in right of payment to all of the Company’s existing and future unsecured and unsubordinated indebtedness;
•	rank senior in right of payment to all of the Company’s existing and future indebtedness that is subordinated in right of payment to the Company’s guarantee;
•	be effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	be structurally subordinated to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries (other than the Issuer).
As of March 31, 2021, the Company had consolidated total indebtedness of $4,277.2 million, all of which was unsecured. As of March 31, 2021, the Company’s subsidiaries, excluding the Issuer, had total indebtedness of $19.9 million. See “Risk Factors — Risks Related to the Notes — The guarantee and the notes will be structurally subordinated to the obligations of the Company’s subsidiaries other than the Issuer.”
Covenants
The notes will be issued under a senior indenture between us and U.S. Bank National Association, as trustee. The senior indenture includes covenants that limit:
•	the ability of the Company and its restricted subsidiaries to incur, suffer to exist or guarantee any debt secured by certain liens;
•	the ability of the Company and its restricted subsidiaries to enter into sale and leaseback transactions; and
•	the ability of the Issuer and the Company to consolidate with or merge into any other entity or sell all or substantially all of our respective assets.
These covenants will be subject to a number of important exceptions and qualifications described under “Description of the Notes — Certain Covenants” and “— Merger and Consolidation.”
Book-Entry; Form and Denomination
The notes will be issued in the form of a permanent Global Note in registered form intended to be held under the NSS. The Global Note will be deposited with, or on behalf of, the Common Safekeeper for Clearstream and Euroclear and issued to and registered in the name of the nominee of the Common Safekeeper. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the ICSDs. Investors may hold their beneficial interests in the Global Note directly through an ICSD if they have an account with an ICSD or indirectly through organizations that have accounts with the ICSDs. See “Description of the notes — Book-entry, delivery and form” in this prospectus supplement. The notes will be issued in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof.
Eurosystem Eligibility
The notes are intended to be held in a manner that will allow for Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem, either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.
Listing
The notes are a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin. If such a listing is obtained, we have no obligation to maintain such listing and may delist the notes at any time. The underwriters have advised us that they intend to make a market in the notes after this offering is completed, but they are not obligated to do so and may discontinue any market-making activity at any time without notice to, or the consent of, noteholders. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes.
Additional Amounts
Subject to certain exceptions and limitations, the Issuer or the Company may be required to pay to certain noteholders such additional amounts as may be necessary so that the net amount received by each holder of the notes after withholding or deduction for any future tax, assessment or other governmental charge imposed by the Netherlands, the United States or any other relevant taxing jurisdiction will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes — Payment of Additional Amounts.”

Additional Notes
The Issuer may, without the consent of the holders of the notes, “reopen” the notes being offered by this prospectus supplement by issuing additional notes that have the same ranking, interest rate, maturity date and other terms as the notes (except for the issue date, the public offering price and, in some cases, the first interest payment date). These additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of debt securities, provided that, if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate securities identification number.
Tax Considerations
Prospective investors are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Material U.S. Federal Income Tax Considerations.” See “Material Dutch Tax Considerations.”
Use of Proceeds
We estimate that our net proceeds from this offering will be approximately €492.9 million, or $600.2 million based on the euro/U.S. $ exchange rate set forth under “Currency Conversion”, after deducting discounts and commissions and estimated offering expenses. We intend to allocate an amount equal to the net proceeds from the sale of the notes to finance and/or refinance, in whole or in part, one or more Eligible Green Projects pursuant to the Green Finance Framework. Pending the full allocation, or reallocation, as the case may be, of the net proceeds to one or more Eligible Green Projects, as set forth in the Green Finance Framework, an amount equal to the unallocated balance of the net proceeds may be temporarily held in Wabtec’s treasury liquidity portfolio, or in cash or other short-term and liquid instruments. See “Use of Proceeds.”
Currency of Payment
All payments of principal and interest, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to the Issuer or, in the case of the guarantee, the Company, due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or the Company or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the Issuer, or in the case of the guarantee, the Company, or so used.

ISIN / Common Code
XS2345035963 / 234503596
Risk Factors
In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information in this prospectus supplement, the specific factors set forth under “Risk Factors” for risks involved with an investment in the notes.
Conflicts of Interest
Net proceeds of this offering are intended to be used to finance and/or refinance, in whole or in part, one or more Eligible Green Projects in which one or more of the underwriters and/or their affiliates may hold positions or may have provided financing for such Eligible Green Projects, including through our Senior Credit Facility or 364-day Facility. Because of the manner in which the proceeds will be used, more than five percent of the net proceeds of the offering may be paid to members or affiliates of members of the Financial Industry Regulatory Authority, Inc. participating in the offering, which creates a conflict of interest under FINRA Rule 5121. As a result, the offering will be conducted in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”
Governing Law
New York.
Trustee
U.S. Bank National Association.
Common Depositary, Registrar and Paying Agent
Elavon Financial Services, DAC

Summary Consolidated Financial Data of Wabtec
The following table presents Wabtec’s summary historical consolidated financial data, which we have derived from the financial statements we have incorporated by reference into this prospectus supplement.
The following data of Wabtec as of December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018, have been derived from Wabtec’s audited consolidated financial statements, which are incorporated by reference herein from Westinghouse Air Brake Technologies Corporation’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2020. The following data of Wabtec as of December 31, 2018 and 2017, and for the year ended December 31, 2017 have been derived from Wabtec’s audited consolidated financial statements, which are not incorporated by reference in this prospectus.
The following data of Wabtec as of March 31, 2021, and for the three-month periods ended March 31, 2021 and March 31, 2020, have been derived from the unaudited condensed consolidated financial statements of Wabtec, which are incorporated by reference herein from Westinghouse Air Brake Technologies Corporation’s quarterly report on Form 10-Q filed with the SEC for the three-month period ended March 31, 2021.
The unaudited condensed consolidated financial statements from which we derived the data as of March 31, 2021, and for the three-month periods ended March 31, 2021 and March 31, 2020, were prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our results of operations and financial condition as of the date or for the periods presented. The summary historical condensed consolidated financial data presented below for the three-months ended March 31, 2021 is not necessarily indicative of the results of operations or financial condition that may be expected for any future period or date.
This information is only a summary and should be read in conjunction with Wabtec’s financial statements and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Westinghouse Air Brake Technologies Corporation’s annual report on Form 10-K for the year ended December 31, 2020 and quarterly report on Form 10-Q for the three-month period ended March 31, 2021, each of which is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”
	Three Months Ended March 31,		Year Ended December 31,
In millions, except per share data	2021	2020	2020	2019	2018	2017
Income Statement Data
Net Sales	$1,830.2	$1,929.9	$7,556.1	$8,200.0	$4,363.5	$3,881.7
Gross profit	534.2	578.7	2,137.1	2,278.0	1,233.9	1,065.3
Operating expenses	(342.6)	(361.4)	(1,392.6)	(1,614.9)	(760.5)	(644.2)
Income from operations(1)	191.6	217.3	744.5	663.1	473.4	421.1
Interest expense, net	(47.6)	(53.3)	(198.9)	(219.1)	(112.2)	(77.9)
Other income (expense), net	14.2	(14.8)	11.6	2.8	6.4	8.9
Net income attributable to Wabtec stockholders	$112.4	$111.6	$414.4	$326.7	$294.9	$262.3
(1)
Income from operations includes (i) Depreciation & Amortization of $118.3 million and 114.4 million for the three months ended March 31, 2021 and 2020, respectively, and of $465.5 million, $396.2 million, $106.2 million and $103.2 million for the years ended December 31, 2020, 2019, 2018, and 2017, respectively, and (ii) Restructuring & Transaction costs of $15.5 million and $16.9 million for the three months ended March 31, 2021 and 2020, respectively, and of $115.3 million, $414.8 million, $75.1 million and $86.0 million for the years ended December 31, 2020, 2019, 2018, and 2017, respectively.

	As of March 31, 2021	As of December 31,
In millions		2020	2019	2018
Balance Sheet Data
Total assets	$18,543.2	$18,454.5	$18,944.2	$8,649.2
Cash and cash equivalents	$483.5	$598.7	$604.2	$2,342.3
Total debt	$4,277.2	$4,239.4	$4,429.3	$3,856.9
Total equity	$10,177.1	$10,152.7	$9,993.6	$2,869.1
	Three Months Ended March 31,		Year Ended December 31,
In millions	2021	2020	2020	2019	2018	2017
Cash provided by (used for):
Operating activities	$292.2	$(81.9)	$783.7	$1,015.5	$314.7	$188.8
Investing activities	$(422.0)	$(62.6)	$(155.4)	$(3,177.8)	$(147.3)	$(1,033.5)
Financing activities	$7.7	$183.5	$(619.0)	$461.5	$1,978.1	$(97.4)
Segment Financial Information
The following table shows our Consolidated Statements of Operations for our Freight Segment for the periods indicated:
	Three Months Ended March 31,		Year Ended December 31,
In millions, except per share data	2021	2020	2020	2019
Income Statement Data
Net Sales	$1,183.3	$1,301.0	$5,082.3	$5,441.4
Gross profit	356.2	401.6	1,488.0	1,581.4
Operating expenses	(214.4)	(239.9)	(904.1)	(938.5)
Income from operations(1)	$141.8	$161.7	$583.9	$642.9
(1)
Freight Segment Income from operations includes: (i) Restructuring & Transaction costs of $7.8 million and $14.8 million for the three months ended March 31, 2021 and 2020, respectively, and of $75.9 million and $66.6 million for the years ended December 31, 2020 and 2019, respectively, (ii) Non-cash Amortization expense of $64.5 million and $64.1 million for the three months ended March 31, 2021 and 2020, respectively, and of $262.3 million and $218.3 million for the years ended December 31, 2020 and 2019, respectively, and (iii) One-time PPA of $185.0 million for the year ended December 31, 2019.

The following table shows our Consolidated Statements of Operations for our Transit Segment for the periods indicated:
	Three Months Ended March 31,		Year Ended December 31,
In millions, except per share data	2021	2020	2020	2019
Income Statement Data
Net Sales	$646.9	$628.9	$2,473.8	$2,758.6
Gross profit	178.0	177.1	649.1	696.6
Operating expenses	(107.9)	(108.5)	(419.4)	(482.2)
Income from operations(1)	$70.1	$68.6	$229.7	$214.4
(1)
Transit Segment Income from operations includes (i) Restructuring & Transaction costs of $3.8 million and $1.1 million for the three months ended March 31, 2021 and 2020, respectively, and of $28.3 million and $18.0 million for the years ended December 31, 2020 and 2019, respectively, and (ii) Non-cash Amortization expense of $5.0 million and $4.9 million for the three months ended March 31, 2021 and 2020, respectively, and of $20.1 million and $20.1 million for the years ended December 31, 2020 and 2019, respectively.

RISK FACTORS
You should carefully consider the following factors as well as those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 and any that may be included in the Company’s subsequently filed Quarterly or Current Reports filed with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement before deciding to invest in the notes. Any of these risks or other risks and uncertainties not presently known to us or that we currently deem immaterial could materially adversely affect Wabtec’s business, financial condition, results of operations and cash flow, which could in turn materially adversely affect the price of the notes. If any of the following risks and uncertainties develops into actual events, Wabtec’s business, financial condition, results of operations or cash flows could be materially adversely affected. In that case, the trading price of the notes could decline and you may lose all or part of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Wabtec’s actual results could differ materially from those anticipated in these forward-looking statements as a result of the risks faced by us described below and elsewhere in this prospectus supplement and the documents incorporated herein by reference. Please see “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Relating to the Notes
The Issuer’s holding company structure may result in structural subordination and may affect the Issuer’s ability to meet its obligations under the notes.
The Issuer is an indirect, holding-company subsidiary of the Company, and does not have any independent operations. The Issuer’s only assets consist of its investments in subsidiaries, none of which are providing guarantees of the notes. As a result, the Issuer’s cash flows and its ability to make payments on the notes is dependent on the earnings of its operating subsidiaries. The Issuer is dependent on the dividends and distributions of earnings, loans or other payments by operating subsidiaries to service its obligations, including in respect of the notes.
The Issuer’s operating subsidiaries are separate and distinct legal entities, none of which are providing guarantees of the notes. These operating subsidiaries have no obligation to pay amounts due on the notes or to provide the Issuer with funds for its payment obligations, including the notes, whether by dividends, distributions, repayment or making of loans or other payments. In addition, any payment or repayment of dividends, distributions, loans of advances by these operating subsidiaries to the Issuer could be subject to legal or contractual restrictions. Payments to the Issuer by the operating subsidiaries will also be contingent upon the operating subsidiaries’ earnings and business considerations. If the Issuer has insufficient funds and sufficient funds cannot be transferred to the Issuer from its operating subsidiaries, or sufficient cash or liquidity is not otherwise available, the Issuer may not be able to make principal or interest payments on its outstanding debt, including the notes.
Because of this structure, the notes will be structurally subordinated to all indebtedness and other liabilities of the Issuer’s subsidiaries (including liabilities to trade creditors), which means that creditors of the Issuer’s subsidiaries will have priority with respect to the assets of such subsidiaries over the Issuer’s claims (and therefore, over the claims of the Issuer’s creditors, including the holders of the notes).
The Company’s holding company structure may result in structural subordination and may affect the Company’s ability to meet its obligations under the guarantee.
The notes will be fully and unconditionally guaranteed by the Company, but none of the Company’s subsidiaries (other than the Issuer) are providing guarantees of the notes. The Company is a holding company and, accordingly, a significant portion of its operations are conducted through its operating subsidiaries. As a result, the Company’s cash flows and ability to make payments on its debt, including the guarantee, is dependent upon the earnings of these operating subsidiaries. The Company is dependent on the dividends and distributions of earnings, loans or other payments by operating subsidiaries to it to service its obligations, including in respect of any payments pursuant to the guarantee of the notes and its other debt.

The Company’s operating subsidiaries are separate and distinct legal entities. These subsidiaries have no obligation to pay any amounts due on the notes or the guarantee or to provide the Company with funds for its payment obligations, including the guarantee, whether by dividends, distributions, repayment or making of loans or other payments. In addition, any payment or repayment of dividends, distributions, loans or advances by these operating subsidiaries to the Company could be subject to legal or contractual restrictions. Payments to the Company by its operating subsidiaries will also be contingent upon the operating subsidiaries’ earnings and business considerations. If the Company has insufficient funds and sufficient funds cannot be transferred to the Company from its other subsidiaries, or sufficient cash or liquidity is not otherwise available, the Company may not be able to make principal or interest payments on outstanding debt, including under the guarantee.
Because of this structure, the Company’s guarantee will be structurally subordinated to all indebtedness and other liabilities of the Company’s operating subsidiaries (including liabilities to trade creditors), which means that creditors of such operating subsidiaries will have priority with respect to the assets of such subsidiaries over the Company’s claims (and therefore the claims of the Company’s creditors, including holders of the notes and the guarantee). As of March 31, 2021, the operating subsidiaries of the Company, excluding the Issuer, had approximately $3,422.7 million of outstanding liabilities, which includes trade payables and excludes intercompany liabilities.
The notes and the Company’s guarantee will be unsecured and effectively subordinated to the Issuer’s and the Company’s existing and future secured indebtedness and structurally subordinated to any existing or future indebtedness and other liabilities of the Issuer’s and the Company’s subsidiaries.
The notes will be the Issuer’s and the guarantee will be the Company’s unsecured, unsubordinated obligations, respectively, ranking equally in right of payment to all of the Issuer’s or the Company’s respective existing and future unsecured, unsubordinated indebtedness. The notes and the Company’s guarantee will be effectively subordinated to all of the Issuer’s and the Company’s respective existing and future secured indebtedness to the extent of the respective value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Issuer’s and the Company’s subsidiaries (other than the Issuer), none of which are providing guarantees with respect to the notes. The indenture governing the notes and the Company’s guarantee will permit the Issuer, the Company and their respective subsidiaries to incur certain secured debt. If the Issuer or the Guarantor incur any secured debt, the assets securing such debt will be subject to prior claims by secured creditors. In the event of the Issuer’s or the Company’s bankruptcy, liquidation, reorganization or other winding up, any assets of the Issuer or the Company that secure debt will be available to pay obligations on the notes or the Company’s guarantee only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in the Issuer’s or the Company’s remaining assets (if any), as the case may be, ratably with all of such entity’s unsecured, unsubordinated creditors, including trade creditors.
In addition, if the Issuer or the Guarantor incurs any additional debt that ranks equally in right of payment with the notes or the Company’s guarantee, respectively, the holders of that debt will be entitled to share ratably with holders of notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Issuer or the Guarantor. This may have the effect of reducing the amount of proceeds paid to holders of notes.
The indenture does not restrict the amount of additional unsecured debt that the Issuer or the Company may incur.
The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by the Issuer or the Company. The incurrence of additional debt by the Issuer or the Company may have important consequences for you as a holder of the notes, including making it more difficult for the Issuer to satisfy its obligations with respect to the notes or the Company to satisfy the Company’s obligations with respect to the guarantee, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn. See “- Our indebtedness could adversely affect our financial health” in our Annual Report on Form 10-K.

The notes do not contain restrictive financial covenants, and both the Issuer and the Company may incur substantially more debt or take other actions which may affect the Issuer’s or the Company’s ability to satisfy their respective obligations under the notes or the guarantee.
Other than as described in this prospectus supplement under “Description of the Notes — Certain Covenants” and “ — Merger and Consolidation,” the notes are not subject to any restrictive covenants, and we are not restricted from paying dividends or issuing or repurchasing our securities. The Issuer is also not restricted from selling or otherwise transferring all or substantially all of its assets to another subsidiary of the Company. In addition, the limited covenants applicable to the notes do not require the Issuer or the Company to achieve or maintain any minimum financial results relating to their financial position or results of operations.
The Issuer’s and the Company’s ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing the Issuer’s ability to make payments on the notes when due or the Company’s ability to make payments pursuant to the guarantee, and could require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.
The Issuer may redeem the notes at its option, which may adversely affect your return.
As described under “Description of the Notes — Optional Redemption,” the Issuer has the right to redeem the notes in whole or in part at any time at the applicable redemption price and at the times indicated. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes that are redeemed.
Some significant transactions may not constitute a Change of Control Triggering Event for purposes of the notes, in which case the Issuer would not be obligated to offer to repurchase the notes.
Upon the occurrence of a Change of Control Triggering Event as defined under “Description of the Notes — Offer to Repurchase Upon a Change of Control Triggering Event,” the Issuer will be required to offer to repurchase the notes. However, the Change of Control Triggering Event provisions will not afford protection to holders of notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by the Company will generally not constitute a Change of Control Triggering Event requiring the Issuer to repurchase the notes. In the event of any such transaction, the Issuer will not be required to offer to repurchase the notes, even though any of these transactions could increase the amount of the Company’s indebtedness, or otherwise adversely affect the Issuer’s or the Company’s capital structure or credit ratings, thereby adversely affecting the holders of notes, including by decreasing the trading prices for the notes.
You may not be able to determine when a Change of Control Triggering Event has occurred, and we may not be required to offer to repurchase the notes as a result of a change in the composition of the Company’s board of directors.
Unless the Issuer has exercised its right to redeem the notes, a Change of Control Triggering Event, as defined under “Description of the Notes—Offer to Repurchase Upon a Change of Control Triggering Event,” will require the Issuer to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer or conveyance of “all or substantially all” of the Company’s consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law.
In addition, a Delaware Chancery Court decision found that, for purposes of agreements such as the indenture, the circumstances in which a board of directors of a Delaware corporation would be permitted not to approve a dissident slate of directors as “continuing directors” are significantly limited. In the event of any such significant change in the composition of the Company’s board where the board has approved the new directors as “continuing directors” for purposes of the indenture, the Issuer may not be required to offer to repurchase the notes as a result of the Company’s board composition change. The same court also observed that certain provisions in indentures, such as “continuing director” provisions, could function to entrench an incumbent board of directors and therefore raise enforcement concerns if adopted in violation of a board’s fiduciary duties. If such a provision were found unenforceable, the Issuer would not be required to offer to repurchase your notes as a result of a change of control of the Company resulting from a change in the composition of the Company’s board. See “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event.”
The Issuer may not be able to repurchase the notes upon a Change of Control Triggering Event.
Upon a Change of Control Triggering Event under “Description of the Notes — Offer to Repurchase Upon a Change of Control Triggering Event,” unless the Issuer has exercised its option to redeem the notes, the Issuer will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. The Issuer may not have sufficient financial resources to purchase all of the notes that are tendered upon a Change of Control Repurchase Offer. A failure to make the change of control repurchase offer or to pay the change of control repurchase price when due would result in a default under the indenture governing the notes. See “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event.”
The Issuer is a company incorporated under the laws of the Netherlands. Judgments rendered by a court in the United States will not be directly enforced by the Netherlands courts.
As the Issuer is a company incorporated under the laws of the Netherlands, and there is no treaty between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not be directly enforced by the Netherlands courts. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be brought before a competent court of the Netherlands. Based on case law, the Dutch courts may be expected to generally recognize the binding effect of a final, conclusive and enforceable judgment (including for the payment of an amount of money) of a court of competent jurisdiction in the U.S. without re-examination or re-litigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the U.S. had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before such court complied with principles of proper procedure; (iii) such judgment does not conflict with Dutch public policy (openbare orde); and (iv) such judgment is not contrary to another Dutch domestic decision between the same parties on the same subject and cause, or to another foreign decision that is capable of recognition in the Netherlands.
Enforcing your rights as a holder of notes may prove difficult and the insolvency laws of the Netherlands may not be as favorable to you as U.S. bankruptcy laws or those of another jurisdiction with which you are familiar.
The notes will be issued by the Issuer, a private limited liability company (besloten vennootschap) organized under the laws of the Netherlands. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in the Netherlands or the United States. Such multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the notes would likely be subject to the Dutch insolvency laws and there can be no assurance that you will be able to effectively enforce your rights in bankruptcy, insolvency or similar proceedings in the Netherlands. In addition, Dutch bankruptcy and insolvency laws and other Dutch laws may be materially different from, or in conflict with, those of the United States, including in the areas of rights of creditors, priority of governmental and other creditors and the duration of the proceeding. The enforceability of the obligations of the Issuer may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions. The application of Dutch law could adversely affect your ability to enforce your rights under the notes or limit any amounts that you may receive.
You may be unable to recover in civil proceedings for U.S. securities laws violations.
The Issuer is organized under the laws of the Netherlands and does not have any assets in the United States. Only one of the two directors of the Issuer is a resident of the United States, and all or a majority of the Issuer’s assets will be located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Issuer or its directors and executive officers or to enforce any judgments obtained in U.S. courts predicated upon civil liability provisions of the U.S. securities laws. In addition, the Issuer cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable the Netherlands.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro, the currency in which the notes are denominated. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the laws of the State of New York.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other United States federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
An investment in the notes by a holder whose home currency is not the euro entails significant risks.
All payments of interest on and the principal (including any additional amounts) of the notes and any redemption or repurchase price for the notes will be made in euro. An investment in the notes by a holder whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls with respect to the euro or the investor’s home currency. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies.
In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), see “Material U.S. Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes, related to the notes being denominated in euro.
The European Union or one or more of its member states may, in the future, also impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to the notes.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.
The notes permit the Issuer or, in the case of the guarantee, the Company to make payments in U.S. dollars if either is unable to obtain euro.
If the euro is unavailable to the Issuer or, in the case of the guarantee, the Company, due to the imposition of exchange controls or other circumstances beyond the Issuer’s or the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the Issuer, or in the case of the guarantee, the Company, or so used. The amount payable on any date in euro will be converted into U.S. U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.
The Global Note will be held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with us.
The notes will be represented by a Global Note that will be held under the NSS with the Common Safekeeper for Euroclear and Clearstream. Except in certain limited circumstances described in the Global Note, investors will not be entitled to receive definitive notes in exchange for interests in the Global Note. While the notes are represented by the Global Note, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.
The Issuer will discharge its payment obligations under the notes by making payments to or to the order of the Common Safekeeper for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. The Issuer and the Company have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Note.
Holders of beneficial interests in the Global Note will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.
Trading in the clearing system is subject to minimum denomination requirements.
The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the Global Note, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
If the guarantee of the notes is deemed a fraudulent conveyance or preferential transfer, a court may subordinate or void it.
If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of the Company, a court were to find that, at the time the Company incurred the guarantee:
•
the Company did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for incurring the guarantee; and

•	the Company:
•	was insolvent or was rendered insolvent by reason of the incurrence of the indebtedness constituting the guarantee;
•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital;
•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages entered against it if, in either case, after final judgment the judgment is unsatisfied;
the court could void or subordinate the guarantee to currently existing and future indebtedness of the Company, and take other action detrimental to the holders of the notes including, under certain circumstances, invalidating the guarantee.
The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, a guarantor would be considered insolvent if, at the time such guarantor incurs the indebtedness constituting the guarantee either:
•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or
•
the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

The Issuer and the Company cannot give you any assurance as to what standards a court would use to determine whether the Company was solvent at the relevant time or, regardless what standard was used, whether the guarantee would not be avoided on another of the grounds described above.
If an active trading market does not develop or is not maintained for the notes, you may not be able to resell them on favorable terms when desired, or at all.
Application has been made for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin. The notes are a new issue of securities with no established trading market. Accordingly, even if the notes are listed, the Issuer cannot assure you that an active trading market will ever develop for the notes or, if one develops, that it will be maintained. Further, while the underwriters have advised the Issuer that they intend to make a market in the notes after this offering is completed, they are not obligated to do so and may discontinue any market-making activity at any time without notice to, or the consent of, noteholders. The lack of an active trading market could adversely affect your ability to sell the notes when desired, or at all, and the price at which you may be able to sell the notes. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, we cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely. The liquidity of the trading market, if any, and future market prices of the notes will depend on many factors, including, among other things, prevailing interest rates, credit ratings, our business, financial condition, liquidity, results of operations and prospects, the market for similar securities, and overall conditions in the securities markets, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on noteholders, regardless of our business, financial condition, liquidity, results of operations or prospects.
Credit ratings may not reflect all risks of your investment in the notes.
The credit ratings assigned to the notes are forward-looking assessments by rating agencies of our ability to pay the notes when due, taking into consideration the creditworthiness of the Issuer and the Company as well as the currency in which the notes are denominated. The Company’s credit ratings are forward-looking assessments by the rating agencies of Wabtec’s overall creditworthiness—that is, its ability to pay its debt when due. Consequently, real or anticipated changes in credit ratings will generally affect the market value of the notes. These credit ratings may not reflect all of the potential risks related to the market or other facts that influence the market value of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each credit rating agency’s rating should be evaluated independently of any other agency’s rating.

Any downgrade in credit ratings could limit the Issuer’s or the Company’s ability to obtain future financing, increase their borrowing costs and adversely affect the market price of the Issuer’s securities, including the notes, or otherwise impair the Issuer’s or the Company’s business, financial condition and results of operations.
There can be no assurance that any rating assigned to the Company or any of the Issuer’s or the Company’s securities, including the notes, will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency, if, in that rating agency’s judgment, circumstances so warrant. A downgrade of such credit ratings could adversely affect the market price of the Issuer’s securities, including the notes, adversely affect the Issuer’s or the Company’s existing financing, limit their access to the capital or credit markets or otherwise adversely affect the availability of other new financing on favorable terms, result in more restrictive covenants in agreements governing the terms of any future indebtedness that the Issuer or the Company may incur, increase their cost of borrowing, or impair their business, financial condition and results of operations.
We are not contractually committed to allocate an amount at least equivalent to the net proceeds from this offering to Eligible Green Projects or to publicly report on such allocation, and our failure to do so could adversely impact the value of the notes.
The market price of the notes may be impacted by our failure to allocate an amount at least equivalent to the net proceeds from this offering to Eligible Green Projects, to publicly report on such allocation, or to meet or continue to meet the investment requirements of investors with respect to the notes. Any such event or failure by us will not constitute a default or event of default under the notes or the indenture.
Although we intend to allocate an amount at least equivalent to the net proceeds from this offering to Eligible Green Projects as described under “Use of Proceeds,” there can be no assurance that the relevant Eligible Green Projects will continue to satisfy the relevant eligibility criteria or that such proceeds will be totally or partially disbursed for such Eligible Green Projects. There can also be no assurance that investments in such Eligible Green Projects will be completed within any specified period or at all or with the results or outcome as originally expected or anticipated by us. No assurance can be given that any Eligible Green Projects funded with the proceeds from this offering will meet investor expectations regarding green or social performance. Adverse social or environmental impacts may occur in connection with any Eligible Green Project as well as in other projects undertaken in Wabtec’s business.
In addition, the underwriters and the Green Structuring Agent for this offering are not responsible for assessing or verifying whether or not the Eligible Green Projects to which we allocate an amount at least equivalent the net proceeds of the notes meet the criteria described in “Use of Proceeds,” or for the ongoing monitoring of, or reporting on, the use of proceeds. Neither the terms of the notes nor the indenture require us to use the proceeds as described under “Use of Proceeds,” and any failure by us to comply with the intended use of proceeds will not constitute a breach of or an event of default under the notes or the indenture.
Prospective investors should carefully review the information set out in this prospectus supplement regarding such use of the net proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the notes together with any other investigation such investor deems necessary. In particular, no assurance is given by us, any underwriter, the Green Structuring Agent to the Company or the trustee that the notes will satisfy (or will continue to satisfy) any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects funded with the proceeds of the notes. Any failure by us to allocate an amount equal to the net proceeds from the sale of the notes to one or more Eligible Green Projects or the failure of those investments or financings to satisfy investor expectations or requirements could have a material adverse effect on the market price of the notes.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the notes may not be suitable for the investment criteria of an investor. The trading price of the notes may be negatively affected to the extent that perception by investors of the suitability of the notes as “green,” “social,” or “sustainable” bonds deteriorates or demand for sustainability-themed investment products diminishes.
There is currently no market consensus or clear definition (legal, regulatory or otherwise) of what precise attributes are required for a particular project or series of notes to be defined as “green,” “social” or “sustainable.” Accordingly, no assurance can be given to investors that any Eligible Green Projects selected to receive an allocation of funds from the net proceeds of the notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that adverse social or environmental impacts will not occur during the implementation of any Eligible Green Projects funded by the proceeds from the notes or that the Eligible Green Projects will not be subject to controversy or to criticism by activist groups or other stakeholders. Negative perception by investors regarding the suitability of our determinations of Eligible Green Projects, dissatisfaction with our compliance with the Green Finance Framework, or controversies involving the environmental, social or sustainability impact of our business or our industry more generally, could adversely affect the trading price of the notes. The trading price of the notes may also be negatively affected by changes in overall market demand for sustainability-themed investment products or by evolving standards or market consensus as to what constitutes a sustainability-themed investment product.
We do not know whether the notes will be included in any green bond or similar index. If the notes are included in any green bond or similar index, there is no assurance that such inclusion will satisfy any present or future investor expectations, investment portfolio mandates or other investment criteria or guidelines or that the notes will continue to be included in such index until maturity. No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) in connection with the issuance of the Green Finance Report, the Green Finance Framework or the notes. For the avoidance of doubt, no such opinion or certification is, nor should it be deemed to be, incorporated into this prospectus supplement and the accompanying prospectus. No such opinion or certification is, nor should it be deemed to be, a recommendation by us, any underwriter, the Green Structuring Agent or any other person to buy, sell or hold the notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification or the information contained therein for the purpose of any investment in the notes. To our knowledge, the providers of such opinions and certifications are not currently subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.
An increase in market interest rates could result in a decrease in the market value of the notes.
In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market value of those notes may decline. We cannot predict the future level of market interest rates.
An increase in interest rates would increase the cost of servicing our debt and could reduce our profitability.
A significant portion of our outstanding and potential future debt, including under our senior credit facilities, bears or will bear interest at variable rates. As a result, an increase in interest rates, whether because of an increase in market interest rates or a decrease in our creditworthiness, would increase the cost of servicing our debt and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for competitors that have less variable rate debt.

We may be unable to repay or repurchase the notes at maturity.
At maturity, the entire principal amount of the notes, together with accrued and unpaid interest, will become due and payable. The Issuer may not have the ability to repay or refinance these obligations, and the Company may not have the ability to satisfy its obligations under its guarantee. If the maturity date occurs at a time when other arrangements prohibit the Issuer from repaying the notes and the Company from satisfying its obligations under its guarantee, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to satisfy our payment obligations with respect to the notes.
Eligibility of the notes for purchase under the European Central Bank’s Corporate Sector Purchase Programme may not be achieved.
Notes represented by the Global Note are to be deposited with the Common Safekeeper for Euroclear or Clearstream, registered in the name of a nominee of the Common Safekeeper and held under the NSS. The notes are, accordingly, intended by us to be held in a manner which would allow them to be eligible for the Corporate Sector Purchase Programme (the “CSPP”) of the European Central Bank (“ECB”), which commenced in June 2016. However, this does not necessarily mean that the notes will be recognized by the ECB for the purposes of the CSPP either upon issue or at any times during their life, as such recognition depends upon satisfaction of all of the ECB’s eligibility criteria.
The Issuer will not pay any additional amounts if any withholding would be required with respect to payments on the notes pursuant to the Dutch Withholding Tax Act (Wet bronbelasting 2021).
Pursuant to the Dutch Withholding Tax Act (Wet bronbelasting 2021), a withholding tax is due at a rate of 25% on Dutch source interest payments that are paid, deemed to be paid or accrued to a related entity (as defined in the Dutch Withholding Tax Act (Wet bronbelasting 2021)) (i) that resides in, or has a permanent establishment in, a low-tax jurisdiction (laagbelastende jurisdictie, as defined in the Dutch Withholding Tax Act (Wet bronbelasting 2021), that is, a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden)), and (ii) in certain abusive situations and situations involving (reverse) hybrid entities.
The Issuer will not pay any additional amounts if any withholding would be required with respect to payments on the notes pursuant to the Dutch Withholding Tax Act (Wet bronbelasting 2021). If the withholding tax applies, you will receive significantly less than the amount that you would have otherwise received with respect to your notes. Investors in the notes should consult their own tax advisors as to whether this interest withholding tax could be relevant to them.

CURRENCY CONVERSION
Principal, premium, if any, and interest payments in respect of the notes, including any payments made upon redemption of the notes, will be payable in euro. If the euro is unavailable to the Issuer, or in the case of the guarantee, the Company, due to the imposition of exchange controls or other circumstances beyond the Issuer’s or the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the Issuer, or in the case of the guarantee, the Company, or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes.
Investors will be subject to foreign exchange risks as to payments of principal, premium, if any, and interest that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own independent financial and legal advisors as to the risks involved in an investment in the notes.
On May 21, 2021, the noon buying rate in New York City for cable transfers as announced by the United States Federal Reserve Board was €1.00=$1.2178.

USE OF PROCEEDS
We estimate the net proceeds from the sales of the notes will be approximately €492.9, or $600.2, based on the euro/U.S. dollar exchange rate set forth under “Currency Conversion,” after deducting discounts and commissions and estimated offering expenses.
We intend to allocate an amount equal to the net proceeds from the sale of the notes to finance and/or refinance, in whole or in part, one or more Eligible Green Projects under Wabtec’s green finance framework (the “Green Finance Framework”).
“Eligible Green Projects” are investments and expenditures made by Westinghouse Air Brake Technologies Corporation or any of its subsidiaries beginning with the issuance date of the notes, or in the 36 months prior to the issuance of the notes, in projects that meet one or more of the following eligibility criteria, which are aligned with the use of proceeds component of the Green Bond Principles described below:
•
Clean Transportation: Investments and/or expenditures for the research, development, manufacturing and distribution of products which improve the efficiency of freight rail, rail transit and other transport, including by way of example:

○
Freight Rail: projects relating to train energy management systems and autonomous operation, locomotive upgrade technologies resulting in reduced fuel consumption, intelligent systems solutions for efficient movement of rail traffic, and development of locomotives using alternative fuels and power systems.

○
Rail Transit: projects relating to energy management systems which reduce energy use on trains, development of train components designed to reduce weight and/or emissions and to promote greater fuel efficiency in public transit systems.

○	Other Transport: projects relating to electric drive systems resulting in a reduction of fuel consumption compared to mechanical drive systems
•
Eco-efficient and/or Circular Economy Adapted Products, Production Technologies and Processes: Investments and/or expenditures related to initiatives to reduce resource intensity of existing products and manufacturing processes and research, development, manufacturing and distribution of circular economy-adapted products, including:

○	Products created through additive technology where waste generated in the manufacturing process is significantly reduced; and renewable energy.
○
Products created through remanufacturing, where value-added components and assemblies are reused or where aging locomotives are restored to increase their use life, fuel efficiency and/or haulage ability.

•
Renewable Energy: Investments and/or expenditures related to supporting the development, acquisition, maintenance and operation of renewable energy, including investments in on-site solar and the use of renewable power purchase agreements.

•
Pollution Prevention and Control: Investments and/or expenditures related to projects designed to enhance recycling streams, including through source reduction and reuse initiatives, and investments in energy efficiency projects to reduce overall environmental footprint.

•
Energy Efficiency: Investments and/or expenditures related to projects designed to improve energy-efficient projects, including installation of LED lighting, investments in energy-efficient windows and HVAC systems, and investments in improvements associated with LEED Gold or Platinum certified buildings.

The examples of expenditures within the Eligible Green Project categories above are for illustrative purposes only, and we cannot assure you that the net proceeds from the sale of the notes will be allocated to fund projects with these specific characteristics. We intend to allocate the net proceeds from the sale of the notes to finance Eligible Green Projects within 24 months from the date of the issuance of the notes, where feasible. Pursuant to the Green Finance Framework, a portion of the net proceeds from the sale of notes may be applied to refinance expenditures on Eligible Green Projects made in the 36 months prior to the issuance of the notes with amounts drawn under our Senior Credit Facility or 364-Day Facility.
The Green Finance Framework has been developed to be in line with the International Capital Market Association, or ICMA, Green Bond Principles (GBP) 2018 (the “Green Bond Principles”), as the Green Bond Principles are in effect on the date hereof. The Green Bond Principles are a set of voluntary guidelines for the issuance of green bonds developed by a committee made up of issuers, investors and intermediaries in the green bond market and are intended to promote integrity in the green bond market through guidelines that recommend transparency, disclosure and reporting. The Green Bond Principles have four components: (i) use of proceeds, (ii) process for project evaluation and selection, (iii) management of proceeds, and (iv) reporting on the use of proceeds.
Process for Eligible Green Project Evaluation and Selection
Wabtec has established a Green Finance Committee (the “GFC”), comprising senior representatives from corporate treasury, corporate sustainability and the chief technology office, which will be responsible for evaluating and selecting Eligible Green Projects based on the eligibility criteria described above. The GFC will be responsible for ongoing monitoring of Wabtec’s portfolio of Eligible Green Projects, for replacing investments that no longer meet the eligibility criteria, and for reporting, as described under “—Reporting.”
Management of the Proceeds
Wabtec will track the actual amount of net proceeds from the sale of the notes spent on one or more Eligible Green Projects. Pending the full allocation, or reallocation, as the case may be, of the net proceeds to one or more Eligible Green Projects, the unallocated balance of the net proceeds may be temporarily held in Wabtec’s treasury liquidity portfolio, or in cash or other short-term and liquid instruments. In the case of divestment or if a project no longer meets the Eligible Green Project eligibility criteria listed above, Wabtec intends to reallocate the funds to one or more other Eligible Green Projects. Payment of principal, premium, if any, and interest on the notes will be made from the Issuer’s general account and will not be linked to the performance of any Eligible Green Project.
Reporting
Annually, until the net proceeds from the sale of the notes have been fully allocated to Eligible Green Projects, Wabtec intends to publish on its website a report (the “Green Finance Report”) that will include (i) the amount of net proceeds allocated to each category of Eligible Green Projects, (ii) the outstanding amount of net proceeds yet to be allocated to Eligible Green Projects at the end of the reporting period and the allocation between new financing and re-financing, and (iii) where feasible and subject to competition and confidentiality considerations, a list of projects financed with a description of the project, finance allocated, and amounts disbursed, and (iv) where feasible and subject to competition and confidentiality considerations and data availability, information on the expected or actual environmental outputs and/or impact of the Eligible Green Project.
External Review
Wabtec has obtained a second-party opinion from a third-party consultant assessing Wabtec’s initial Green Finance Framework. Neither the Green Finance Framework nor any second party opinion that Wabtec obtains is incorporated in, or part of, this prospectus supplement, the accompanying prospectus or any other report or filing the Company makes with the SEC that is incorporated by reference herein.
The annual Green Finance Report will be accompanied by (i) an assertion by the Company’s management that an amount equal to the specified net proceeds from the offering of sale of the notes was allocated to one or more Eligible Green Projects or is temporarily held, as described under “—Management of the Proceeds”, (ii) a report from an independent accounting firm in respect of its examination of management's assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and (iii) a review from a second party opinion provider providing an assessment of Wabtec’s compliance with the initial framework criteria and themes.

General
Information contained on, or accessible through, Wabtec’s website and in its Green Finance Report are not incorporated in, and are not part of, this prospectus supplement, the accompanying prospectus or any other report or filing the Company makes with the SEC. Neither the notes nor the indenture requires that the net proceeds from the sale of the notes be used as described above, and any failure of Wabtec to comply with the foregoing will not constitute a breach of or default under the notes or the indenture.
The above description of the use of the proceeds from the sale of the notes is not intended to modify or add any covenant or other contractual obligation undertaken by us or any of our affiliates under the notes or the indenture governing the notes.
There is currently no market consensus or clear definition (legal, regulatory or otherwise) of what precise attributes are required for a particular project or series of notes to be defined as “green,” “social” or “sustainable.” Accordingly, no assurance can be given to investors that any Eligible Green Projects selected to receive an allocation of funds from the net proceeds of the notes will meet any or all investor expectations regarding such “green,” “social,” or “sustainable” or other equivalently-labeled performance objectives, or that adverse social or environmental impacts will not occur during the implementation of any Eligible Green Projects funded by the proceeds from notes or that the Eligible Green Projects will not be subject to controversy or to criticism by activist groups or other stakeholders.

CAPITALIZATION
The following table sets forth the Company’s (a) consolidated cash and cash equivalents and (b) consolidated capitalization as of March 31, 2021:
•	on an actual basis; and
•
on an as adjusted basis to give effect to the issuance and sale of notes in this offering but not the application of the net proceeds from the issuance and sale of the notes. See “Use of Proceeds.” A portion of the net proceeds may be used to repay debt that has been deployed within the preceding 36 months toward Eligible Green Projects, including amounts deployed under our Senior Credit Facility or 364-Day Facility.

You should read this table in conjunction with our consolidated financial statements, the related notes thereto and other financial information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which is incorporated by reference in this prospectus supplement, as well as the other financial information included or incorporated by reference in this prospectus supplement.
	As of March 31, 2021
(in millions, except par values)	Actual	As Adjusted
Cash and cash equivalents	$483.5	1,083.7
Total debt (including current portion of long-term debt):
Senior Credit Facility:
U.S. dollar-denominated term loans(1)	$625.5	$625.5
Multi-currency revolving loan facility(1)	149.6	149.6
4.375% Senior Notes due 2023(1)	249.4	249.4
4.15% Senior Notes due 2024(1)	746.0	746.0
3.20% Senior Notes due 2025	495.9	495.9
3.45% Senior Notes due 2026(1)	748.8	748.8
4.70% Senior Notes due 2028(1)	1,242.1	1,242.1
1.25% Senior Notes due 2027 offered hereby	—	600.2
Other borrowings	19.9	19.9
Total debt	$4,277.2	$4,877.4

Shareholders’ equity:
Convertible preferred stock, $.01 par value; 1.0 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 500.0 shares authorized; 226.9 shares issued and 188.9 shares outstanding	2.0	2.0
Additional paid-in capital	7,883.9	7,883.9
Treasury stock, at cost; 38.0 shares	(1,011.1)	(1,011.1)
Retained earnings	3,678.3	3,678.3
Accumulated other comprehensive loss	(409.0)	(409.0)
Total Westinghouse Air Brake Technologies Corporation shareholders’ equity	10,144.1	10,144.1
Non-controlling interest	33.0	33.0
Total equity	10,177.1	10,177.1
Total capitalization	$14,454.3	$15,054.5
(1)
Net of unamortized debt issuance costs of $0.5 million, in the case of the U.S. dollar-denominated term loans, $0.4 million, in the case of the multi-currency revolving loan facility, $0.6 million in the case of the 4.375% Senior Notes due 2023 (the “2023 Notes”), $4.0 million, in the case of the 4.15% Senior Notes due 2024 (the “2024 Notes”), $4.1 million, in the case of the 3.20% Senior Notes due 2025 (the “2025 Notes”), $1.2 million, in the case of the 3.45% Senior Notes due 2026 (the “2026 Notes”), $8.0 million, in the case of the 4.70% Senior Notes due 2028 (the “2028 Notes”), and $8.7 million, in the case of the notes offered hereby.

DESCRIPTION OF THE NOTES
General
The notes offered hereby will be our unsecured senior debt securities as described in the accompanying prospectus. The following description of the particular terms of the notes and the related guarantee thereof supplements, and to the extent inconsistent therewith, supersedes the description under “Description of Debt Securities” in the accompanying prospectus. The notes and the related guarantee thereof will be issued under an Indenture to be dated as of the closing date among Wabtec Transportation Netherlands BV, Westinghouse Air Brake Technologies Corporation, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by one or more supplemental indentures to be entered into on the closing date among Wabtec Transportation Netherlands BV, Westinghouse Air Brake Technologies Corporation, as guarantor, and the Trustee (the Base Indenture as so supplemented on the closing date, the “Indenture”).
The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes and the related guarantee. You may obtain a copy of the indenture from us by contacting Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, PA 15212, Attention: Secretary; telephone number: (412) 825-1000. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. A copy of the Base Indenture has been filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement forms a part. References to “we,” “us” and “our” in this “Description of the Notes” section are only to Wabtec Transportation Netherlands BV and not Westinghouse Air Brake Technologies Corporation together with any of its other subsidiaries. Certain defined terms used in this section but not defined herein have the respective meanings assigned to such terms in the Indenture.
Principal Amount; Maturity
The aggregate principal amount of the notes offered hereby initially will be limited to €500.0 million. The notes will mature on December 3, 2027.
If the maturity date for the notes falls on a day that is not a business day, the related payment of interest and principal will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest on such payment will accrue for the period from and after the maturity date.
A “business day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, London, United Kingdom, or Amsterdam, the Netherlands are authorized or required by law, regulation or executive order to close.
The notes are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
We may, without the consent of the holders of the notes, “reopen” the notes and issue additional notes that have the same ranking, interest rate, maturity date and other terms as the notes being offered by this prospectus supplement (except for the issue date, the public offering price and, in some cases, the first interest payment date). These additional notes, together with the notes offered by this prospectus supplement, would constitute a single series of debt securities under the Indenture, provided that, if the additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, the additional notes will have a separate securities identification number. Unless the context requires otherwise, references to “notes” in this section for all purposes includes any additional notes that may be issued from time to time.
Guarantee
Our payment obligations under the notes will be fully and unconditionally guaranteed by the Company (our parent, Westinghouse Air Brake Technologies Corporation). The guarantee of the notes will be unsecured.
The obligations of the Company under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors—If the guarantee of the notes is deemed a fraudulent conveyance or preferential transfer, a court may subordinate or void it.”

The Company may, by execution and delivery to the trustee of a supplemental indenture, be released from its guarantee as described under (i) “Description of Debt Securities—Covenants—Merger and Consolidation” in the accompanying prospectus or (ii) “—Satisfaction and Discharge; Defeasance and Covenant Defeasance” below.
Interest on the Notes
The notes will bear interest at a rate of 1.25% per year. Interest will accrue on the notes from June 3, 2021.
Interest on the notes is payable annually on December 3 of each year to the persons in whose names the notes were registered (i) in the case the notes are represented by a global security, at the close of business on the business day (for this purpose a day on which Euroclear and Clearstream are open for business) immediately preceding the interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a business day). The first interest payment date for the notes will be December 3, 2021.
If any interest payment date on the notes is not a business day, the payment of interest will be made on the next succeeding business day, and no additional interest will accrue on the amount so payable for the period from and after such interest payment date to the next succeeding business day.
Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid or duly provided for on the notes (or June 3, 2021 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Ranking
The notes will be our senior unsecured obligations. Payment of the principal and interest on the notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and, to the extent we incur subordinated indebtedness in the future, rank senior in right of payment to our subordinated indebtedness. To the extent we incur secured indebtedness in the future, the notes will be effectively subordinated to any secured indebtedness of ours, to the extent of the value of any assets securing such indebtedness.
The Company’s guarantee of the notes will be the senior unsecured obligations of the Company. Payment of the principal and interest on the notes will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company, and, to the extent the Company incurs subordinated indebtedness in the future, rank senior in right of payment to the subordinated indebtedness of the Company. The guarantee of the Company of the notes will be effectively subordinated to any existing or future secured indebtedness of the Company, to the extent of the value of any assets securing such indebtedness.
In the event of our or the Company’s bankruptcy, liquidation, reorganization or other winding up, any of our assets or the assets of the Company that secure debt will be available to pay obligations on the notes or the Company’s guarantee only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our or the Company’s remaining assets, as the case may be, ratably with all of such entity’s unsecured, unsubordinated creditors, including trade creditors.
As of March 31, 2021, the Company had total indebtedness of $4,277.2 million, all of which was unsecured. As of March 31, 2021, the Company’s subsidiaries, excluding the Issuer, had total indebtedness of $19.9 million.
We were formed on October 26, 2018 and are a wholly-owned, indirect, holding-company subsidiary of the Company with no independent operations. Our only assets consist of our investments in subsidiaries, none of which are providing guarantees of the notes. As of March 31, 2021, we had no outstanding indebtedness. As of March 31, 2021, our subsidiaries had total indebtedness of €10.0 million ($12.2 million).

Listing
Application has been made to list the notes on the Official List of Euronext Dublin and to admit the notes to trading on GEM. Settlement of the notes is not conditioned on this approval. We cannot assure you that our application to list the notes on the Official List of Euronext Dublin will be approved or that the notes will be admitted to trading on GEM or that any such listing or admission to trading will be maintained.
Issuance in Euro
Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us, or in the case of the guarantee, the Company, due to the imposition of exchange controls or other circumstances beyond our or the Company’s control, or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us, or in the case of the guarantee, the Company, or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the Indenture governing the notes. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Optional Redemption
The notes are redeemable at our option in whole at any time or in part from time to time. If the notes are redeemed before October 3, 2027 (two months prior to their maturity date) (such date, the “Par Call Date”), the applicable redemption price will equal the greater of:
(1)	100% of the principal amount of the notes being redeemed; and
(2)
the sum of the present values of the Remaining Scheduled Payments of principal and interest on the notes being redeemed that would be due if the notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 30.0 basis points, plus, in each case, accrued and unpaid interest on the notes being redeemed to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.
Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date), or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined above) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by the Independent Investment Banker.
“Independent Investment Banker” means one of the Reference Bond Dealers that the Company appoints as the Independent Investment Banker from time to time or, if such Reference Bond Dealers are unwilling or unable to serve as the Independent Investment Banker, any independent investment banking institution of international standing selected by the Company and reasonably acceptable to the Trustee.
“Reference Bond Dealer” means each of BNP Paribas, Goldman Sachs & Co. LLC and HSBC Continental Europe, and their respective successors, except that if any of the foregoing ceases to be a broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”), the Company shall designate as a substitute another nationally recognized investment banking firm that is a Primary Bond Dealer.
“Remaining Scheduled Payments” means, with respect to the notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, assuming for such purpose that such notes matured on the applicable Par Call Date; provided, however, that, if such redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.
Holders of notes to be redeemed will receive written notice thereof, with a copy to the Trustee, delivered at least 15 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the notes are to be redeemed, Euroclear and Clearstream will credit their respective participants’ accounts on a proportionate basis by use of a pool factor, in accordance with the respective applicable procedures therefor of Euroclear and Clearstream; provided, however, that no note of €100,000 in aggregate principal amount or less shall be redeemed in part and only notes in integral multiples of €1,000 will be redeemed. Neither the Trustee nor any paying agent will be liable to any person for any selections made in accordance with this paragraph.
Sinking Fund
The notes will not be entitled to any sinking fund.

Payment of Additional Amounts
We and, in the event that payments are required to be made by the Company pursuant to its obligations under the guarantee, the Company, will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us, the Company or a paying agent of the principal of, and premium, if any, and interest on the notes to a holder, after withholding or deduction for any future tax, assessment or other governmental charge imposed by the Netherlands, the United States or any other jurisdiction in which we or the Company or, in each case, our successor or any successor of the Company (including a continuing Person formed by a consolidation with us or the Company, into which we are, or the Company is, merged, or that acquires or leases all or substantially all of our or the Company’s property and assets) may be organized or resident for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)
to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in the Taxing Jurisdiction or having or having had a permanent establishment in the Taxing Jurisdiction;
(b)
having a current or former connection with the Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the Taxing Jurisdiction;

(c)
being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)
being or having been a “10-percent shareholder” of ours or the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
(2)
to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the Taxing Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is payable otherwise than by withholding by us or a paying agent from the payment;

(5)
to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(7)
to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8)
to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)
to any tax, assessment or other governmental charge that would not have been imposed or withheld but for the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

(10)	to any tax, assessment or other governmental charge withheld or deducted pursuant to the Dutch Withholding Tax Act (Wet bronbelasting 2021); or
(11)
to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” neither we nor the Company not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
Redemption upon Changes in Withholding Taxes
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) or treaties of a Taxing Jurisdiction, or any change in, or amendment to, the application of or an official position or judicial precedent regarding interpretation of such laws, regulations, rulings or treaties which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we or the Company become or, based upon a written opinion of independent counsel selected by us or the Company, as the case may be, there is a substantial probability that we or the Company will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest on the notes to, but excluding, the redemption date.
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “—Optional Redemption,” or “—Redemption upon Changes in Withholding Taxes,” each holder of notes will have the right to require us to purchase all or a portion (in integral multiples of €1,000) of such holder’s notes pursuant to the offer described below

(the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to the Change of Control Payment Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.
Within 30 days following the date upon which the Change of Control Triggering Event with respect to the notes occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to deliver a written notice to each holder of notes, with a copy to the Trustee, which written notice will govern the terms of the Change of Control Offer. Such written notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such written notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The written notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have such notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the written notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
We will comply in all material respects with the requirements, to the extent applicable, of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:
“Change of Control” means the occurrence of any one of the following after the date of issuance of the notes:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares;

(3)
the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s shares of Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
(4)	the first day on which the majority of the members of the Company’s board of directors cease to be Continuing Directors; or
(5)	the adoption of a plan relating to the Company’s liquidation or dissolution.
“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the notes, the notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Director” means, as of any date of determination, any member of the Company’s board of directors who:
(1)	was a member of the Company’s board of directors on the date of the issuance of the notes; or
(2)
was nominated for election or elected to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination or election.

“Fitch” means Fitch Ratings, Inc., and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that we shall give written notice of such appointment to the Trustee.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the Company’s assets and the assets of its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law.

Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the Company’s assets and the assets of its subsidiaries taken as a whole to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.
Certain Covenants
Limitation on Liens
The Company has agreed that it will not, and will not permit any of its Restricted Subsidiaries to, incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of (or other interests in) any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired) unless it or that first mentioned Restricted Subsidiary secures or it causes such Restricted Subsidiary to secure the notes equally and ratably with (or prior to) such secured Debt, for as long as such secured Debt will be so secured.
These restrictions will not, however, apply to Debt secured by:
•	any Liens existing prior to the issuance of the notes;
•	any Liens on property of, shares of stock of (or other interests in) or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary;
•
any Liens on property of, shares of stock of (or other interests in) or Debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), provided that any such Lien was in existence prior to the date of such acquisition, was not incurred in anticipation thereof and does not extend to any other property, (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or the costs of construction or improvement of such property or (c) to secure any Debt incurred prior to, at the time of, or within 270 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 270 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such property or shares (or other interests) or the costs of construction thereon;

•	any Liens in favor of the Company or any of its Restricted Subsidiaries;
•	any Liens in favor of, or required by contracts with, governmental entities; and
•
any extension, renewal or replacement of any Lien referred to in any of the preceding clauses, provided that such extension, renewal or replacement Lien will be limited to the same property that secured the Lien so extended, renewed or replaced and will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of (or other interests in) any of its Restricted Subsidiaries if, after giving effect thereto and together with the value of Attributable Debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant below, the aggregate amount of such Debt outstanding does not exceed the greater of 15% of the Company’s Consolidated Net Tangible Assets and $200.0 million.
Limitation on Sale and Leaseback Transactions
The Company has agreed that it and its Restricted Subsidiaries will not enter into any sale and leaseback transaction with respect to any Principal Property, other than any such sale and leaseback transaction involving a lease for a term of not more than three years (including renewal rights) or any such sale and leaseback transaction between the Company and one of its Restricted Subsidiaries or between its Restricted Subsidiaries, unless: (a) the Company or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property involved in such sale and leaseback transaction at least equal in amount to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the notes pursuant to the covenant described above under the caption

“—Limitation on Liens”; or (b) the proceeds of such sale and leaseback transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Company’s board of directors) and the Company applies an amount equal to the net proceeds of such sale and leaseback transaction within 180 days of such sale and leaseback transaction to any (or a combination) of (i) the prepayment or retirement of the notes, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Debt of the Company or of one of its Restricted Subsidiaries (other than Debt that is subordinated to the notes or Debt owed to the Company or one of its Restricted Subsidiaries) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond 12 months from its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.
Notwithstanding the restrictions in the preceding paragraph, the Company will be permitted to enter into sale and leaseback transactions otherwise prohibited by this covenant, the Attributable Debt with respect to which, together with all Debt outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant above, without duplication, do not exceed the greater of 15% of the Company’s Consolidated Net Tangible Assets measured at the closing date of the sale and leaseback transaction and $200.0 million.
Certain Definitions
The following are definitions of some terms used in the above description of certain covenants under the Indenture. We refer you to the Indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.
“Attributable Debt” with regard to a sale and leaseback transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the notes then outstanding under the Indenture). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.
“Consolidated Net Tangible Assets” means, on the date of any determination, all assets minus:
•	all applicable depreciation, amortization and other valuation reserves;
•	all current liabilities; and
•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, in each case as set forth on the Company’s most recently available consolidated balance sheet prepared in accordance with U.S. generally accepted accounting principles.
“Debt” means (without duplication), with respect to any person, (1) all obligations of such person, to the extent such obligations would appear as a liability on the consolidated balance sheet of such person, in accordance with U.S. generally accepted accounting principles, (a) for money borrowed, (b) evidenced by bonds, debentures, notes or other similar instruments, (c) in respect of letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, or (d) that constitute capital lease obligations of such person, and (2) all guarantees by such person of debt of another person.
“Lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention having substantially the same economic effect as any of these.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property owned or leased by the Company or any of its Restricted Subsidiaries, whether owned on the date of the Indenture or thereafter, that has a gross book value in excess of 1% of the Company’s Consolidated Net Tangible Assets. Any plant, warehouse, office building or parcel of real property, or portion thereof, which the Company’s board of directors determines by resolution is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole will not be Principal Property.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Special Purpose Subsidiary” means a Subsidiary that is engaged solely in the business of acquiring, selling, collecting, financing or refinancing receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto.
“Subsidiary” means any entity of which the Company, or the Company and one or more of its subsidiaries, or any one or more of its subsidiaries, directly or indirectly own more than 50% of the outstanding voting stock.
“Unrestricted Subsidiary” means any Subsidiary:
•	the principal business of which consists of finance, banking, credit, leasing, insurance, financial services or other similar operations;
•	which is a Special Purpose Subsidiary;
•	substantially all the assets of which consist of the capital stock of a Subsidiary or Subsidiaries engaged in the operations referred to in the preceding two bullets; or
•
designated as an unrestricted subsidiary by resolution of the Company’s board of directors and which, in the opinion of the Company’s board of directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole.

Merger and Consolidation
The provisions of the Indenture described under “Description of Debt Securities — Covenants — Merger and Consolidation” in the accompanying prospectus will apply to the notes.
Reports
Whether or not required by the rules and regulations of the SEC, so long as the notes are outstanding, we will file with the Trustee, within the time periods specified by the SEC’s rules and regulations, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, if it were subject to such sections. We will be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed by the Company with the SEC via EDGAR (or any successor electronic delivery procedure). The Trustee will have no obligation whatsoever to determine whether or not such information, documents or reports have been filed with the SEC pursuant to EDGAR (or any successor electronic delivery procedure).
Events of Default
The provisions of the Indenture described under “Description of Debt Securities — Events of Default” in the accompanying prospectus will apply to the notes. In addition, an event of default is defined in the Indenture as being:
•	failure to make the required payment in connection with a Change of Control Triggering Event when due and payable in accordance with the terms of the Indenture;
•	failure to observe or perform any other covenant in the Indenture, the notes or the guarantee, other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in the section of the Indenture governing such covenant or warranty, if the failure continues for 60 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;
•	default under any of our, the Company’s or its Restricted Subsidiaries’ debt, whether such debt now exists or is incurred after the date of this prospectus supplement, if that default:
○	is caused by a failure to pay principal on such debt at its stated final maturity (after giving effect to any applicable grace periods provided in such debt) (a “Payment Default”); or
○
results in the acceleration of such debt prior to its express maturity (an “Acceleration Event”), and (i) in each case, the principal amount of any such debt, together with the principal amount of any other such debt under which there has been a Payment Default or an Acceleration Event, aggregates €100 million or more and (ii) in the case of a Payment Default, such debt is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding; or

•
the guarantee is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, ceases for any reason to be in full force and effect, or the Company denies or disaffirms its obligations under the guarantee with respect to the notes.

Satisfaction and Discharge; Defeasance and Covenant Defeasance
The satisfaction and discharge provisions and the defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities — Satisfaction and Discharge; Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.
If we elect covenant defeasance with respect to the notes, (i) the guarantee of the notes will be released and (ii) the following covenants will cease to apply to the notes: “—Offer to Repurchase Upon Change of Control Triggering Event,” “—Limitation on Liens” and “—Limitation on Sale and Leaseback Transactions.” In addition, the events of default described above under “—Events of Default” will not be events of default under the Indenture with respect to the notes.
Modification and Waiver
The Indenture contains provisions permitting us, the Company and the Trustee to modify the Indenture or enter into or modify any supplemental indenture without the consent of the holders of the notes in regard to matters as will not adversely affect the interests of the holders of the notes, including the following:
•	to cure any ambiguity, omission, defect or inconsistency as evidenced in an officers’ certificate;
•	to provide for the assumption of our or any of the Company’s obligations under the Indenture by a successor or transferee upon any permitted merger, consolidation or asset transfer;
•	to provide for uncertificated notes in addition to or in place of certificated notes;
•	to reflect the release of the Company’s guarantee in accordance with the terms of the Indenture;
•	to provide any security for or other guarantees of the notes or the guarantee of the Company or for the addition of an additional obligor on the notes;
•	to comply with any requirement to effect or maintain the qualification of the Indenture under the TIA, if applicable;
•	to add covenants that would benefit the holders of notes or to surrender any rights we or the Company have under the Indenture;
•
to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination is not effective with respect to any notes created prior to the execution of the applicable supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities to be issued under the Indenture;

•
to facilitate the defeasance and discharge of the notes otherwise in accordance with the existing terms of the Indenture; provided that any such action does not adversely affect the rights of any holder of outstanding notes in any material respect;

•
to issue additional notes, provided that such additional notes have the same terms as the notes being offered by this prospectus supplement (except for the issued date, the public offering price and, in some cases, the first interest payment date) and together with the notes offered by this prospectus supplement, would constitute a single class of debt securities under the Indenture; and provided further that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate securities identification number;

•
to evidence and provide for the acceptance of and appointment of a successor Trustee with respect to the notes and to add to or change any of the provisions of the notes as necessary to provide for or facilitate the administration of the trust by more than one Trustee;

•	to add additional events of default with respect to the notes;
•	to make any change with respect to the notes that does not adversely affect the rights of the holders of the notes in any material respect; and
•	to evidence the release of the Company and its obligations pursuant to the Indenture.
We, the Company and the Trustee may modify the Indenture or any supplemental indenture relating to the Indenture with the consent of the holders of not less than a majority in aggregate principal amount of the notes, except that no such modifications shall, without the consent of each of the holders of the notes:
•	reduce the percentage in principal amount of the notes, the consent of whose holders is required for any amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest on the notes;
•	reduce the principal of the notes or change the stated maturity of the notes;
•
reduce any premium payable on the redemption of the notes or change the time at which the notes may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the notes;

•	make payments on the notes payable in currency other than as originally stated in the notes;
•	impair the holders’ right to institute suit for the enforcement of any payment on the notes; or
•	waive a continuing default or event of default regarding any payment on the notes.
With respect to any vote of holders of the notes, we will generally be entitled to set any day as a record date for the purpose of determining such holders that are entitled to vote or take other action under the Indenture.
Eurosystem Eligibility
The notes are intended to be held in a manner which will allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper) and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.
Governing Law
The Indenture, the notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

Concerning the Trustee
U.S. Bank National Association, will initially act as the trustee for the notes, subject to replacement upon certain events specified in the Indenture. Elavon Financial Services DAC will initially act as the registrar, transfer agent, and paying agent for the notes, in each instance, subject to replacement upon certain events specified in the Indenture.
Under the Indenture, the Trustee is required to transmit reports to all holders if there is any change regarding its eligibility and qualifications as Trustee under the Indenture and specified related matters.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning Euroclear and Clearstream and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Euroclear and Clearstream as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The notes will initially be represented by a fully registered Global Note. The notes, when issued in global form, are intended to be eligible to be pledged as collateral in European central banking and monetary operations and to be held under the NSS. The Global Note will be deposited with, or on behalf of, a Common Safekeeper, and registered in the name of a nominee for such Common Safekeeper for the accounts of Euroclear and Clearstream. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the Global Note in Europe through Euroclear or Clearstream, either as an accountholder in such systems or indirectly through organizations that are accountholders in such systems. Euroclear and Clearstream will hold interests in the Global Note on behalf of their respective participating organizations or customers through customers’ securities accounts in Euroclear’s or Clearstream’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Euroclear and Clearstream.
The distribution of the notes will be cleared through Euroclear and Clearstream. Any secondary market trading of book-entry interests in the notes will take place through Euroclear and Clearstream accountholders and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described under the heading “—Issuance in Euro” above.
Euroclear and Clearstream have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Euroclear and Clearstream will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Euroclear or Clearstream or any of their direct or indirect accountholders. We also do not supervise these systems in any way.
Euroclear and Clearstream and their accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not an accountholder, on the procedures of the accountholder through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Euroclear and Clearstream, respectively, as follows:
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”) and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.
Euroclear and Clearstream Arrangements
So long as the nominee of the Common Safekeeper is the registered holder and owner of the Global Note, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global certificates for all purposes of such notes. Except as provided below, as an owner of a beneficial interest in the global certificates, you will not be entitled to have the notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or holder of any notes held in the form of the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the nominee of the Common Safekeeper, as the holder of the Global Note, is entitled to take, the Common Safekeeper will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
All payments on notes represented by the Global Note registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper will be made to the ICSDs or the nominee of the Common Safekeeper, as the case may be, as the registered owner and holder of the Global Note.
We expect that the ICSDs, upon receipt of any payment on the Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Global Note as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interest in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. None of us, Company, the Trustee, any underwriter or any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Distributions of principal, premium, if any, and interest with respect to the Global Note will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Clearstream Participants and Clearstream Participants in accordance with the relevant system’s rules and procedures.
Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Note to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
(a)
either Euroclear or Clearstream is closed for business for a continuous period of at least 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available;

(b)	there has occurred and is continuing an event of default; or
(c)
we would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream which would not be suffered were the notes in definitive form and a certificate to such effect signed by our authorized signatory is given to the Trustee.

Thereupon (in the case of (a) or (b) above) the holder of a Global Note (acting on behalf of one or more of the accountholders) or the Trustee may give notice to us and (in the case of (c) above) we may give notice to the Trustee and the noteholders, of the intention to exchange a global note for notes in definitive form.
In all cases, definitive notes delivered in exchange for the Global Note or beneficial interests in the Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the holder of the Global Note.
Neither we nor the Trustee will be liable for any delay by the holder of the Global Note identifying the holders of beneficial interests in the Global Note, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).
In considering the interests of holders of the notes while the Global Note is held on behalf of Euroclear and Clearstream, the Trustee may have regard to any information provided to it by such clearing systems as to the identity (either individually or by category) of their accountholders and may consider such interests as if such accountholders were holders of the relevant global notes and interests therein.
Settlement and Payment
We understand that investors that hold their notes through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.
Euroclear or Clearstream will credit payments to the cash accounts of Clearstream customers or Euroclear accountholders, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. The Euroclear Operator or Clearstream, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures.
Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the notes among accountholders of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

DESCRIPTION OF OTHER INDEBTEDNESS
Credit Agreement
On June 8, 2018, Westinghouse Air Brake Technologies Corporation and certain subsidiary borrowers entered into the credit agreement (the “Senior Credit Facility”), which replaced its then-existing credit agreement. The Senior Credit Facility is with a syndicate of lenders and provides for borrowings consisting of (i) $400 million term loans denominated in euros and U.S. dollars (“Term Loans”) and (ii) a multi-currency revolving loan facility, providing for an equivalent in U.S. dollars of up to $1,200.0 million in multi-currency revolving loans (inclusive of swingline loans of up to $75.0 million and letters of credit of up to $450.0 million (the “Revolving Credit Facility”)). As of March 31, 2021, $320.0 million of Term Loans were outstanding and $150.0 million was drawn under the Revolving Credit Facility. The Revolving Credit Facility will mature on June 8, 2023, and $320.0 million of Term Loans mature on February 25, 2022. The Term Loans amortize in equal quarterly installments of 2.50% of their initial principal amount.
Under the Senior Credit Facility, the borrower can elect to receive advances bearing interest based on either the Alternate Base Rate (ABR) or the London Interbank Offered Rate (LIBOR) (each as defined in the Credit Agreement) plus an applicable margin that is determined based on Westinghouse Air Brake Technologies Corporation’s credit ratings or Leverage Ratio (as defined in the Senior Credit Facility). The Senior Credit Facility contains affirmative, negative and financial covenants, and events of default customary for facilities of this type. The obligations under the Senior Credit Facility are guaranteed by Westinghouse Air Brake Technologies Corporation and certain of its U.S. subsidiaries, as guarantors.
Westinghouse Air Brake Technologies Corporation has agreed that, so long as any lender has any commitment under the Senior Credit Facility, any letter of credit is outstanding under the Senior Credit Facility, or any loan or other obligation is outstanding under the Senior Credit Facility, it will maintain the following as of the end of each fiscal quarter or for the period of four fiscal quarters then ended, as applicable:
Interest Coverage Ratio(1)	no less than 3.00x
Leverage Ratio(2)	no greater than 3.25x
(1)	Interest Coverage Ratio is defined as the ratio of EBITDA, as defined in the Senior Credit Facility, to net interest expense for the four quarters then ended.
(2)	Leverage Ratio is defined as the ratio of net debt as of the last day of a fiscal quarter to EBITDA, as defined in the Credit Agreement, for the four quarters then ended.
On April 22, 2021, Westinghouse Air Brake Technologies Corporation amended the Senior Credit Facility, including:
•
the addition of further exceptions to the current negative covenant limiting the incurrence of subsidiary indebtedness, including capacity (a) for foreign subsidiaries, including Wabtec Netherlands, to incur up to €600.0 million at any one time outstanding and (b) for securitization subsidiaries to engage in securitization transactions in an aggregate amount of up to $300.0 million (including liens on any associated securitization receivables) at any one time outstanding;

•
the addition of a leverage ratio adjustment in connection with its acquisition of Nordco pursuant to which the maximum leverage ratio permitted adjusts to (x) 3.75 to 1.00 at the end of the fiscal quarter in which such acquisition is consummated and each of the three fiscal quarters immediately following such fiscal quarter and (y) 3.50 to 1.00 at the end of each of the fourth and fifth full fiscal quarters after the consummation of such acquisition; and

•	certain technical and administrative amendments.
The Company was in compliance with all of our covenants in the Credit Agreement as of March 31, 2021.
364-Day Credit Facility
On April 10, 2020, Westinghouse Air Brake Technologies Corporation entered into a new $600 million 364-day credit facility (the “364-Day Facility”), initially scheduled to mature in April 2021, the maturity of which was subsequently extended to July 9, 2021. The 364-Day Facility includes a $144.0 million revolving credit facility, which was undrawn as of March 31, 2021, and a $456.0 million term loan, of which $305.9 million was outstanding at March 31, 2021.
Under the 364-Day Facility, we can elect to receive advances bearing interest based on either the ABR or LIBOR, plus an applicable margin that is determined based on Westinghouse Air Brake Technologies Corporation’s credit ratings or the Westinghouse Air Brake Technologies Corporation’s Leverage Ratio (as defined in the agreement governing the facility). The agreement governing the 364-Day Facility contains affirmative, negative and financial covenants and events of default customary for facilities of this type and substantially similar to our Senior Credit Facility. The obligations under the 364-Day Facility are guaranteed by certain of Westinghouse Air Brake Technologies Corporation’s U.S. subsidiaries, as guarantors.
Concurrent with the April 2021 amendment to the Senior Credit Facility, Westinghouse Air Brake Technologies Corporation also amended the 364-Day Facility to make corresponding amendments.
Outstanding Senior Notes
In August 2013, Westinghouse Air Brake Technologies Corporation issued $250.0 million aggregate principal amount of 4.375% Senior Notes due 2023 (“2023 Notes”). Interest on the 2023 Notes accrues at a rate of 4.375% per annum and is payable semi-annually on February 15 and August 15 of each year.
In November 2016, Westinghouse Air Brake Technologies Corporation issued $750.0 million aggregate principal amount of 3.450% Senior Notes due 2026 (“2026 Notes”). Interest on the 2026 Notes accrues at a rate of 3.450% per annum and is payable semi-annually on May 15 and November 15 of each year.
In September 2018, Westinghouse Air Brake Technologies Corporation issued $750.0 million aggregate principal amount of 4.15% Senior Notes due 2024 (“2024 Notes”) and $1,250.0 million aggregate principal amount of 4.70% Senior Notes due 2028 (“2028 Notes”). Interest on the 2024 Notes accrues at a rate of 4.15% per annum and is payable semi-annually on March 15 and September 15 of each year; Interest on the 2028 Notes accrues at a rate of 4.70% per annum and is payable semi-annually on March 15 and September 15 of each year. The interest rate payable on the 2024 Notes and the 2028 Notes is subject to adjustments from time to time in connection with certain credit rating downgrades or if certain credit ratings cease to be provided.
In June 2020, Westinghouse Air Brake Technologies Corporation issued $500.0 million aggregate principal amount of 3.200% Senior Notes due 2025 (“2025 Notes”). Interest on the 2025 Notes accrues at a rate of 3.20% per annum and is payable semi-annually on June 15 and December 15 of each year. The interest rate payable on the 2025 Notes is subject to adjustments from time to time in connection with certain credit rating downgrades or if certain credit ratings cease to be provided.
The 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, and 2028 Notes (collectively, the “Senior Notes”) are senior unsecured obligations of Westinghouse Air Brake Technologies Corporation, ranking equally in right of payment with all of its existing and future senior unsecured indebtedness, including the notes, and senior to Westinghouse Air Brake Technologies Corporation’s future subordinated indebtedness. The Senior Notes are effectively subordinated to Westinghouse Air Brake Technologies Corporation’s existing and future secured indebtedness to the extent of the assets securing that indebtedness and structurally subordinated to the existing and future indebtedness and other liabilities of its subsidiaries that do not guarantee the Senior Notes.
The Company may redeem each series of the notes at any time in whole or from time to time in part in accordance with the provisions of the indenture, under which such series of notes was issued. Each of the Senior Notes may be redeemed at a redemption price of 100% of the principal amount plus a specified make-whole premium and accrued interest.
The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of the current and future subsidiaries of Westinghouse Air Brake Technologies Corporation that guarantee indebtedness under the Senior Credit Facility or any other debt of Westinghouse Air Brake Technologies Corporation or any other guarantor.

The indenture governing each of the Senior Notes contains covenants and restrictions that limit, subject to certain exceptions, certain sale and leaseback transactions with respect to principal properties, the incurrence of secured debt without equally and ratably securing the Senior Notes, and certain merger and consolidation transactions. The covenants do not require the maintenance of any financial ratios or specified levels of net worth or liquidity.

CERTAIN INSOLVENCY LAW CONSIDERATIONS
The following is a summary description of certain limitations on the validity and enforceability of the notes and a summary of certain insolvency law considerations in the Netherlands. The description is only a summary and does not purport to be complete or to discuss all of the limitations or considerations that may affect the validity and enforceability of the notes. Prospective investors in the notes should consult their own legal advisors with respect to such limitations and considerations.
European Union
Pursuant to Regulation (EU) No. 2015/848 of May 20, 2015 (the “EU Insolvency Regulation”), replacing Council Regulation (EC) No. 1346/2000 on insolvency proceedings, the court which shall have jurisdiction to open insolvency proceedings in relation to the Issuer is the court of the Member State (other than Denmark) where the Issuer has its “center of main interests” (as that term is used in Article 3(1) of the EU Insolvency Regulation). The determination of where the Issuer has its “center of main interests” is a question of fact. The term “center of main interests” is not a static concept and may change from time to time. Although there is a rebuttable presumption under Article 3(1) of the EU Insolvency Regulation that the Issuer has its “center of main interests” in the Member State in which it has its registered office (i.e. the Netherlands) which presumption shall not apply if the registered office has been moved to another Member State within the three month period prior to the request for the opening of insolvency proceedings), Article 3(1), second sentence of the EU Insolvency Regulation states that the “center of main interests” of a debtor should correspond to the place where the debtor conducts the administration of its interests on a regular basis and “is therefore ascertainable by third parties.” In that respect, factors such as where board meetings are held, the location where the Issuer conducts the majority of its business and the location where the large majority of the Issuer’s creditors are established may all be relevant in the determination of the place where the company has its “center of main interests.”
If the center of main interests of the Issuer is and will remain located in the Netherlands, the main insolvency proceedings under the EU Insolvency Regulation would be commenced in the Netherlands and accordingly a Dutch court would be entitled to commence the types of insolvency proceedings referred to in Annex A to the EU Insolvency Regulation
Insolvency proceedings opened in one Member State under the EU Insolvency Regulation are to be recognized in the other Member States, although secondary proceedings may be opened in another Member State. If the “center of main interests” of a debtor is in one Member State, under Article 3(2) of the EU Insolvency Regulation, the courts of another Member State have jurisdiction to open (secondary) “territorial proceedings” only in the event that such debtor has an “establishment” (within the meaning and as defined in Article 2(10) of the EU Insolvency Regulation) in the territory of such other Member State. An “establishment” is defined to mean “any place of operations where a debtor carries out or has carried out in the three month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets.” Accordingly, the opening of territorial (secondary) insolvency proceedings in another Member State will also be possible if the debtor had an establishment in such Member State in the three month period prior to the request for commencement of main insolvency proceedings.
The effects of those territorial proceedings are restricted to the assets of the debtor situated in the territory of such other Member State. Where main proceedings in the Member State in which the debtor has its center of main interests have not yet been commenced, territorial insolvency proceedings may only be commenced in another Member State where the debtor has an establishment where either (i) insolvency proceedings cannot be commenced in the Member State in which the debtor’s center of main interests is situated under of the conditions laid down by that Member State’s law or (ii) the opening of territorial insolvency proceedings is requested by (a) a creditor whose claim arises from or is in connection with the operation of an establishment situated within the territory of the Member State where the opening of territorial proceedings is requested, or (b) a public authority which, under the law of the Member State within the territory of which the establishment is situated, has the right to request the opening of insolvency proceedings. Irrespective of whether the insolvency proceedings are main or secondary insolvency proceedings, such proceedings will, subject to certain exceptions, be governed by the lex fori concursus, meaning that the local insolvency law of the court that has assumed jurisdiction over the insolvency proceedings of the debtor.

The courts of all Member States must recognize the judgment of the court commencing main proceedings, which will be given the same effect in the other Member States so long as no secondary proceedings have been commenced there. The insolvency administrator appointed by a court in a Member State which has jurisdiction to commence main proceedings (because the debtor’s center of main interests is there) may exercise the powers conferred on it by the laws of that Member State in another Member State (such as to remove assets of the debtor from that other Member State) subject to certain limitations, as long as no insolvency proceedings have been commenced in that other Member State or no preservation measures have been taken to the contrary further to a request to commence insolvency proceedings in that other Member State where the debtor has assets.
In addition, the EU Insolvency Regulation has created a treatment for groups of companies experiencing difficulties by the commencement of group coordination proceedings and the appointment of an insolvency practitioner in order to facilitate the effective administration of the insolvency proceedings of our group’s members.
In the event that the Issuer experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.
The Netherlands Insolvency
The Issuer is incorporated under the laws of the Netherlands. It is therefore presumed its center of main interest for the purpose of the EU Insolvency Regulation is located in the Netherlands. Accordingly, any insolvency proceedings concerning the Issuer would likely be commenced in the Netherlands and be governed by Dutch insolvency law. Under certain circumstances, insolvency proceedings may also be opened in the Netherlands in accordance with Dutch law over the assets of companies that are not incorporated under Dutch law.
The following is a brief description of certain aspects of Dutch insolvency law. There are two primary insolvency regimes under Dutch law in relation to corporations.
The first, moratorium of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s indebtedness and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the proceeds of the assets of a debtor to its creditors. Both insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). In practice, bankruptcy proceedings may also be used to sell the business, or parts of the business, as a going concern. As such, a bankruptcy could function as a restructuring procedure as well as a liquidation procedure. A general description of the principles of both insolvency regimes is set out below. A moratorium of payments is a court-ordered general suspension of a debtor’s obligations to its creditors. An application for a moratorium of payments can only be made by the management board of the debtor itself on the ground that the debtor expects that he will be unable to continue payments when they fall due. Once the request for a moratorium of payments is filed, the court will immediately (dadelijk) grant a provisional moratorium and appoint an administrator (bewindvoerder). A meeting of creditors is required to decide on the definitive moratorium. If a draft composition (ontwerp akkoord) is filed simultaneously with the application for a moratorium of payments, the court can order that the composition will be processed before a decision about a definitive moratorium. If the composition is accepted and subsequently confirmed by the court (gehomologeerd), the provisional moratorium ends. The definitive moratorium will generally be granted unless (i) a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or more than one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or (ii) if there is a valid fear that the debtor will try to prejudice the creditors during a suspension of payments or if there is no prospect that the debtor will be able to satisfy its creditors in the (near) future. The moratorium of payments is only effective with regard to unsecured non-preferential creditors.
Unlike Chapter 11 proceedings under U.S. bankruptcy law, during which both secured and unsecured creditors are generally barred from seeking to recover on their claims during a moratorium of payments, under Dutch law, secured and preferential creditors (including tax and social security authorities) may enforce their rights against assets of the company in moratorium of payments to satisfy their claims as if there were no moratorium of payments. A recovery under Dutch law could, therefore, involve a sale of assets that does not reflect the going concern value of the debtor. However, the court may order a “cooling down period” (afkoelingsperiode) for a maximum period of four months during which enforcement actions by secured or preferential creditors are barred. Also in a definitive moratorium of payments, a composition (akkoord) may be offered to creditors. A composition will be binding on all unsecured and non-preferential creditors if it is (i) approved by a simple majority of the creditors being present or represented at the creditors’ meeting, representing at least 50% of the amount of the claims that are admitted for voting purposes, and (ii) subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency laws could preclude or inhibit the ability of the holders of the notes to effect a restructuring and could reduce the recovery of a holder of notes in Dutch moratorium of payments proceedings. Interest payments that fall due after the date on which a moratorium of payments is granted cannot be claimed in a composition.
Under Dutch law, a debtor can be declared bankrupt when it is no longer able to pay its debts when due. The bankruptcy can be requested by the debtor itself or a creditor whose claim is due and payable but left unpaid, provided that there is at least one other eligible creditor or, in exceptional circumstances (e.g., for reasons of public interest), by the public prosecutor.
If the court declares a company bankrupt, it will appoint a receiver (curator) (or several receivers, depending on the complexity of the proceedings) and a judge to supervise the insolvency proceedings. The receiver will realize the company’s assets and distribute the proceeds to the company’s creditors in accordance with the statutory order of payment. The general principle of Dutch bankruptcy law is the so called paritas creditorum (principle of equal treatment), which means that all creditors have an equal right to payment and that the proceeds of bankruptcy proceedings shall be distributed in proportion to the size of their claims. However, certain creditors (such as secured creditors and preferential creditors, including tax and social security authorities) will have special rights that take priority over the rights of other creditors. As a general rule, claims of unsecured and non-preferential creditors will have to be submitted to the receiver in bankruptcy to be verified. “Verification” under Dutch law means that the receiver in bankruptcy determines the value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings to the purpose of the distribution of the proceeds.
A claim with an uncertain due date or which entitles the creditor to periodic payments shall be admitted for its value at the date of the bankruptcy order. Claims which become payable within one year after the day the debtor is declared bankrupt shall be considered matured. Claims which become payable one year after the commencement of bankruptcy proceedings shall be admitted for their value one year from the date of the commencement of the bankruptcy. Claims having an indeterminate or uncertain value or whose value is not expressed in Dutch currency or not expressed in money at all, shall be admitted for their estimated value in Dutch currency. Interest payments on claims existing at the time of the bankruptcy order that fall due after such time cannot be verified.
The existence, value and ranking of any claims submitted by the holders of the notes may be challenged in the Dutch bankruptcy proceedings. Generally, in a creditors’ meeting (verificatievergadering), the receiver in bankruptcy, the insolvent debtor and all verified creditors may dispute the verification of any other claim that has been submitted for verification. Creditors whose claims or value thereof are disputed in the creditors meeting may be referred to separate court proceedings (renvooiprocedure). These procedures could cause holders of the notes to recover less than the principal amount of their notes or less than they could recover in a U.S. liquidation. Such renvooi proceedings could also cause payments to the holders of the notes to be delayed compared with holders of undisputed claims. As in moratorium of payments proceedings, in a bankruptcy a composition may be offered to creditors, which shall be binding on unsecured non-preferential creditors if (i) it is approved by a simple majority of the creditors being present or represented at the creditors’ meeting, representing at least 50% of the amount of the claims that are admitted for voting purposes, and (ii) subsequently ratified (gehomologeerd) by the court. The Dutch Bankruptcy Act does not in itself recognize the concept of classes of creditors in respect of bankruptcy or moratorium of payment proceedings. Remaining amounts, if any, after satisfaction of the secured and the preferential creditors are distributed among the unsecured non-preferential creditors, who will be satisfied on a pro rata basis. Contractual subordination may to a certain extent be given effect in Dutch insolvency proceedings. The actual effect depends largely on the way such subordination is construed. In exceptional circumstances, a compulsory plan of composition may limit the contractual subordination.
Secured creditors may enforce their rights against assets of the debtor that are subject to the security to satisfy their claims during a Dutch bankruptcy as if there is no bankruptcy. As in moratorium of payments proceedings, the court may order a “cooling down period” (afkoelingsperiode) for a maximum of four months during which all enforcement actions, are barred unless such creditors have obtained leave from the supervisory judge (rechter-commissaris).
Under Dutch law, as soon as a debtor is declared bankrupt, all pending executions of judgments against such debtor, as well as all attachments on the debtor’s assets, will be terminated by operation of law. In addition, all attachments on the debtor’s assets will cease to have effect upon the suspension of payments having become definitive, a composition having been ratified by the court or the declaration of bankruptcy (as the case may be) subject to the ability of the court to set an earlier date for such termination. Litigation pending on the date of the bankruptcy order is automatically stayed. Under Dutch law, bankruptcy and suspension of payment generally take effect at 00.00 a.m. on the day of the judgment of the bankruptcy or the moratorium of payments.
If a process agent is appointed by the Issuer, and the appointment of such process agent would under Dutch law be deemed to constitute a power of attorney or a mandate, such appointment will terminate by force of law without notice upon bankruptcy (faillissement) and will cease to be effective in case of a suspension of payments (surseance van betaling) of the Issuer incorporated under Dutch law.
In addition to the above Dutch law also provides for a composition outside bankruptcy or moratorium of payments proceedings included in the Act on Court Confirmation of Extrajudicial Restructuring Plans (CERP, or WHOA in Dutch), which has entered into force as per 1 January 2021 as part of the Dutch Bankruptcy Act. Under the WHOA, a proceeding is available for companies in financial distress, where the debtor stays in possession and can offer a composition plan to its creditors (including secured creditors and shareholders), whereby the creditors will be divided into separate classes. This also allows for group companies, both domestic and foreign, providing guarantees for the debtor’s obligations to be included in the plan, if (i) the relevant group companies are reasonably expected to be unable to pay their debts as they fall due, (ii) they have agreed to the proposed restructuring plan insofar as it concerns their obligations and (iii) the court has jurisdiction over the relevant group companies. The WHOA allows a debtor to petition the relevant Dutch court for confirmation of a composition plan outside of bankruptcy proceedings or suspension of payments proceedings that may alter creditor’s and/or shareholders’ rights and can be enforced upon dissenting creditors. In addition, the WHOA provides for the possibility of cross-class cram downs.
Fraudulent Conveyance
Dutch law contains specific provisions dealing with fraudulent transfer both in and outside of bankruptcy. A Dutch court, any creditor of the Issuer or its receiver (curator) may nullify the issuance of the notes or any other transaction or legal act entered into by the Issuer in connection with the notes, under certain circumstances, if (i) the issuance of the notes, or any other transaction entered into by the Issuer in connection with the notes was conducted without prior existing legal obligation to do so (onverplicht), (ii) the creditor(s) concerned was/were prejudiced as a consequence of such transactions (irrespective of whether a creditor’s claim arose prior to or after such transactions) and (iii) at the time the issuance of the notes, or any other transaction entered into by the Issuer in connection with the notes was conducted, both the Issuer and, unless the transactions were conducted for no consideration (om niet), the counterparty knew or should have known that one or more of the entities’ creditors would be prejudiced (actio pauliana). A receiver (curator) may nullify a transaction on behalf of and for the benefit of the joint insolvent debtor’s creditors, and the burden of proof of the abovementioned elements of fraudulent conveyance in principle rests on the receiver. Knowledge of prejudice is presumed by law for certain transactions performed within a “suspect period” of one year prior to an adjudication of bankruptcy. This goes for certain transactions only, the most important being if the obligations of the bankrupt materially exceed those of the other party, the satisfaction of existing obligations of the bankrupt which are not yet due, and acts between the bankrupt and its counterparty when the shares in both are held (indirectly) by the same shareholder or if the bankrupt and its counterparty are part of the same group of companies. The foregoing requirements for invoking fraudulent transfer provisions outside of a bankruptcy apply mutatis mutandis when invoking fraudulent transfer provisions during a bankruptcy. In addition, the receiver may challenge a transaction if it was conducted on the basis of a prior existing legal obligation to do so (verplichte rechtshandeling), if (i) the transaction was conducted at a time when the counterparty knew that a request for bankruptcy had been filed, or (ii) if such transaction was conducted as a result of deliberation between the debtor and the counterparty with a view to giving preference to the counterparty over the debtor’s other creditors. Consequently, the validity of any such transactions conducted by a Dutch legal entity may be challenged and it is possible that such challenge would be successful.

MATERIAL DUTCH TAX CONSIDERATIONS
The following summary of certain Dutch taxation matters is based on the laws, published regulations thereunder and authoritative case law, all as in effect on the date of this offering memorandum, and is subject to any changes in law and the interpretation and application thereof, which changes could be made with retroactive effect. The following summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to acquire, hold or dispose of notes, and does not purport to deal with the tax consequences applicable to all categories of investors, some of which may be subject to special rules. In view of its general nature, this general summary should be treated with corresponding caution.
For the purpose of the paragraph “—Taxes on income and capital gains” below it is assumed that a holder of notes, being an individual or a non-resident entity, does not have nor will have a substantial interest (aanmerkelijk belang), or a deemed substantial interest in the Issuer and that no connected person (verbonden person) to the holder has or will have a substantial interest in the Issuer.
Generally speaking, an individual has a substantial interest in a Dutch tax resident company if (a) such individual, either alone or together with his partner, directly or indirectly has or is deemed to have, or (b) certain relatives (in the direct line) of such individual or his partner directly or indirectly have or are deemed to have, (i) the ownership of shares representing 5% or more of either the total issued and outstanding capital of such company or the issued and outstanding capital of any class of shares of the company, (ii) the ownership of a right to acquire the ownership of, or certain rights over, shares representing 5% or more of either the total issued and outstanding capital of such company or the issued and outstanding capital of any class of shares of such company, or (iii) the ownership of, or certain rights over, profit participating certificates (winstbewijzen) that relate to 5% or more of either the annual profit or the liquidation proceeds of such company.
Generally speaking, a non-resident entity has a substantial interest in a Dutch tax resident company if such entity directly or indirectly has (i) the ownership of shares representing 5% or more of either the total issued and outstanding capital of such company or the issued and outstanding capital of any class of shares of such company or (ii) the ownership of a right to acquire the ownership of, or certain rights over, shares representing 5% or more of either the total issued and outstanding capital of such company or the issued and outstanding capital of any class of shares of such company, or (ii) the ownership of, or certain rights over, profit participating certificates (winstbewijzen) that relate to 5% or more of either the annual profit or the liquidation proceeds of such company.
A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis.
The summary in this section assumes that no holders of notes:
•
are individuals for whom the notes, or any benefit derived from the notes, are a (deemed) remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act (Wet inkomstenbelasting 2001));

•
are individuals to whom the notes and the income from the notes are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act (Wet inkomstenbelasting 2001);

•
are exempt pension funds, fiscal investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)) and other Dutch resident entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax; and

•
are entities within the meaning of Article 2.1 of the Dutch Withholding Tax Act (Wet bronbelasting 2021) that are related to the issuer within the meaning of Article 3.3 in conjunction with Article 1.2, letter c, of the Dutch Withholding Tax Act (Wet bronbelasting 2021).

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate tax purposes.

Where this summary refers to a holder of notes, an individual holding notes or an entity holding notes, such reference is restricted to an individual or entity holding legal title to as well as an economic interest in such notes or otherwise being regarded as owning notes for Dutch tax purposes. It is noted that for purposes of Dutch income, corporate, gift and inheritance tax, assets legally owned by a third party such as a trustee, foundation or similar entity, may be treated as assets owned by the (deemed) settlor, grantor or similar originator or the beneficiaries in proportion to their interest in such arrangement.
Where the summary refers to “the Netherlands” or “Dutch” it refers only to the European part of the Kingdom of the Netherlands.
This discussion is for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding, settlement, redemption and disposal of the notes. Investors should consult their professional advisors on the tax consequences of their acquiring, holding and disposing of notes.
Withholding tax
All payments of principal and interest by the Issuer under the notes can be made without withholding or deduction of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.
Taxes on income and capital gains
Residents
Resident entities
An entity holding notes which is or is deemed to be resident in the Netherlands for Dutch corporate tax purposes will generally be subject to Dutch corporate tax in respect of income or a capital gain derived from the notes at the prevailing statutory rates (up to 25% in 2021).
Resident individuals
An individual holding notes who is or is deemed to be resident in the Netherlands for Dutch income tax purposes will be subject to Dutch income tax in respect of income or a capital gain derived from the notes at the prevailing statutory rates (up to 49.5% in 2021) if:
(a)	the income or capital gain is attributable to an enterprise from which the holder derives profits (other than as a shareholder); or
(b)
the income or capital gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) as defined in the Dutch Income Tax Act (Wet inkomstenbelasting 2001), including, without limitation, activities that exceed normal, active asset management (normaal, actief vermogensbeheer).

If neither condition (a) nor (b) applies, such individual will be subject to Dutch income tax on the basis of a deemed return, regardless of any actual income or capital gain derived from the notes. The deemed return ranges from 1.8978% to 5.69% (for 2021) of the value of the individual’s net investment assets (rendementsgrondslag) as at the beginning of the relevant fiscal year (including the notes), insofar the individual's net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on 1 January of the relevant calendar year. The deemed return will be adjusted annually on the basis of historic market yields. The deemed return on an individual’s net investment assets for the year will be taxed at a rate of 31% (for 2021).
Non-residents
A holder of notes which is not and is not deemed to be resident in the Netherlands for the relevant tax purposes will not be subject to Dutch taxation on income or a capital gain derived from the notes unless:
(a)	the income or capital gain is attributable to an enterprise or deemed enterprise (or part thereof) which is either effectively managed in the Netherlands or carried on through a permanent establishment (vaste inrichting), a deemed permanent establishment or a permanent representative (vaste vertegenwoordiger) taxable in the Netherlands and the holder of notes derives profits from such enterprise or deemed enterprise (other than by way of the holding of securities); or
(b)
the holder is an individual and the income or capital gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) in the Netherlands as defined in the Dutch Income Tax Act (Wet inkomstenbelasting 2001), including, without limitation, activities that exceed normal, active asset management (normaal, actief vermogensbeheer).

Gift and inheritance taxes
Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of notes by way of gift by, or on the death of, a holder of notes, unless:
(a)	the holder is or is deemed to be resident in the Netherlands for the purpose of the relevant provisions; or
(b)
the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands for the purpose of the relevant provisions.

Value added tax
There is no Dutch value added tax payable by a holder of notes in respect of payments in consideration for the issue or acquisition of the notes, payments of principal or interest under the notes or payments in consideration for the disposal of notes.
Other taxes and duties
There is no Dutch registration tax, stamp duty or any other similar tax or duty payable in the Netherlands by a holder of notes in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including any foreign judgement in the courts of the Netherlands) of the notes or the performance of the Issuer’s obligations under the notes.
Residence
A holder of notes will not be and will not be deemed to be resident in the Netherlands for Dutch tax purposes and, subject to the exceptions set out above, will not otherwise become subject to Dutch taxation, by reason only of acquiring, holding or disposing of notes or the execution, performance, delivery and/or enforcement of notes

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the notes. Prospective investors should seek their own advice based on their particular circumstances from an independent tax advisor.
The following discussion summarizes the material U.S. federal income tax consequences of purchasing, owning and disposing of notes purchased in this offering at the “issue price,” which we assume will be the price indicated on the cover of this offering memorandum, and held as capital assets for U.S. federal income tax purposes. This discussion is limited to consequences relevant to U.S. Holders (as defined below).
You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note and are:
•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and the effects of Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) conforming the timing of certain income accruals to financial statements, as well as differing tax consequences that may apply if you are, for instance:
•	a financial institution;
•	an insurance company;
•	a regulated investment company;
•	a dealer or trader in securities that uses a mark-to-market method of accounting;
•	holding notes as part of a hedge, “straddle” or other integrated transaction;
•	an individual or entity whose functional currency is not the U.S. dollar;
•	a tax-exempt entity;
•	a U.S. expatriate or former citizen or long-term resident of the United States;
•	an individual retirement account or other tax-deferred account;
•	a corporation that accumulates earnings to avoid U.S. federal income tax; or
•	an S-corporation, partnership or other pass-through entity for U.S. federal income tax purposes or an investor therein.
If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of you and your partners will generally depend on the status of the partners and your activities. If you are a partner of a partnership holding the notes, you should consult your tax advisors regarding the tax consequences of your investment in the notes.
This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described herein. This summary does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes, such as U.S. federal estate and gift tax. You should consult your tax advisor with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Certain additional payments
There are circumstances in which we might be required to make payments on a note in excess of principal and stated interest, for instance, as described under the heading “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event” and “Description of the Notes — Payment of Additional Amounts.” It is possible that the IRS could assert that such additional or excess amounts are “contingent payments” and that, as a result, the notes are properly treated as contingent payment debt instruments for U.S. federal income tax purposes. However, the relevant Treasury Regulations state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are either remote or incidental as of the issue date are ignored. We believe that, as of the issue date, the likelihood of paying such additional or excess amounts on the notes is remote and/or incidental. Accordingly, we intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. However, our position is not binding on the Internal Revenue Service (the “IRS”). If the IRS takes a contrary position, the timing and amount of income included and the character of the income recognized with respect to the notes may be materially and adversely different from the consequences discussed herein. You should consult your tax advisor regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Payments of interest
Stated interest on a note (including any tax withheld on payments of stated interest and any Additional Amounts paid with respect thereto) will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes.
It is expected, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount, if any, for U.S. federal income tax purposes.
Subject to the discussion of exchange gain or loss below, interest income on a note will constitute foreign source income and will generally constitute “passive category income” for U.S. foreign tax credit purposes. You may be entitled to deduct or credit any non-U.S. withholding tax imposed on payments of interest, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your applicable foreign taxes for a particular tax year). You will generally be denied a foreign tax credit for foreign taxes imposed with respect to the notes where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to income attributable to the notes.
A cash basis U.S. Holder that receives an interest payment denominated in euro will be required to include in income the U.S. dollar value of the euro interest payment based on the spot rate of exchange in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash basis U.S. Holder generally will not have exchange gain or loss on the receipt of the interest payment but may have exchange gain or loss when the holder disposes of any euro such holder receives (as discussed below under “—Exchange of foreign currencies”).
In general, an accrual basis U.S. Holder may determine the amount of interest income accrued on the notes in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average spot rate of exchange in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years, the part of the period within the taxable year). Under the second method, an accrual basis U.S. Holder may elect to determine the amount of income accrued based on the spot rate of exchange in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the spot rate of exchange in effect on the last day of the part of the period within the taxable year). Alternatively, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the spot rate of exchange on the date of actual receipt. Any such election will apply to all debt instruments held by the electing U.S. Holder and will be irrevocable without the consent of the IRS.
Upon an accrual basis U.S. Holder’s receipt of an interest payment denominated in euro (including, upon the sale or other taxable disposition of a note, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the U.S. Holder may recognize exchange gain or loss (taxable as U.S. source ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate of exchange on the date of receipt) and the amount previously accrued (translated into U.S. dollars as described above), regardless of whether the payment is in fact converted into U.S. dollars. A U.S. Holder should consult its own tax advisor regarding how to account for payments of interest in a currency other than the U.S. dollar.
Sale or other taxable disposition of the notes
Upon the sale or other taxable disposition of a note, generally you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (excluding any amount attributable to accrued interest, which is treated as described under “—Payments of interest”) and your adjusted tax basis in the note.
The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on the sale or other taxable disposition. If a U.S. Holder receives foreign currency on a sale or other taxable disposition of a note, the amount realized will be translated into U.S. dollars based on the spot rate of exchange on the date of disposition. If the notes are traded on an established securities market for U.S. federal income tax purposes, a cash basis U.S. Holder and an electing accrual basis U.S. Holder will determine the U.S. dollar value of such foreign currency based on the spot rate of exchange in effect on the settlement date of the disposition. If an accrual basis U.S. Holder makes this election, the election must be applied consistently by such holder from year to year and cannot be revoked without the consent of the IRS. A U.S. Holder should consult its own tax advisor regarding how to account for payments made with respect to the sale or other taxable disposition of a note in a currency other than the U.S. dollar.
A U.S. Holder’s adjusted tax basis in a note generally will be its cost for the note. The cost of a note purchased with euro generally will be the U.S. dollar value of the purchase price determined based on the spot rate of exchange on the date of purchase.
A U.S. Holder will recognize exchange gain or loss (taxable as U.S. source ordinary income or loss) on the sale or other taxable disposition of a note equal to the difference, if any, between the U.S. dollar value of the U.S. Holder’s purchase price of the note on (i) the date of sale or other taxable disposition and (ii) the date on which the U.S. Holder acquired the note (or, with respect to (i), if such U.S. Holder is a cash basis or electing accrual basis taxpayer and the notes are treated as being traded on an “established securities market” for this purpose, the settlement date). Any such exchange gain or loss (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest) will be realized only to the extent of the total gain or loss realized on the sale or other taxable disposition by the U.S. Holder. Prospective purchasers should consult their tax advisors as to the foreign tax credit implications of the sale or other taxable disposition of notes.
Gain or loss in excess of exchange gain or loss that a U.S. Holder recognizes on the sale or other taxable disposition of a note generally will be U.S. source capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the note for more than one year. For non-corporate U.S. Holders, long-term capital gains are taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisor regarding the deductibility of capital losses in its particular circumstances.

Exchange of foreign currencies
A U.S. Holder will have a tax basis in any euro received as stated interest or any foreign currency received upon the sale or other taxable disposition of a note equal to the U.S. dollar value based on the exchange rate in effect on the date of receipt of such euro or other foreign currency. Any gain or loss realized by a U.S. Holder on a sale or other taxable disposition of foreign currency, including an exchange of such currency for U.S. dollars, will generally be U.S. source ordinary income or loss (and will generally not be treated as interest income or expense).
Backup withholding and information reporting
In general, a U.S. Holder that is not an “exempt recipient” will be subject to U.S. federal backup withholding at the applicable rate (currently 24%) with respect to payments on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to the applicable withholding agent and certifies, under penalties of perjury, that it is not subject to backup withholding (generally on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification)), and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition of the notes received by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements.
Tax return disclosure requirements
Applicable Treasury Regulations require a U.S. Holder to report certain transactions that give rise to a foreign currency loss in excess of certain thresholds. Under these Treasury Regulations, a U.S. Holder that recognizes a foreign currency loss with respect to the notes would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury Regulations. Each U.S. Holder should consult its own tax advisor regarding the application of the reportable transaction rules to their purchase, ownership and disposition of the notes, including any requirement to file IRS Form 8886, as well as the requirements relating to the holding of certain “specified foreign financial assets”.
U.S. Holders are urged to consult their tax advisors regarding the application of the foregoing disclosure requirements to their ownership of the notes, including the significant penalties for non-compliance.
The U.S. federal income tax discussion set forth above may not be applicable depending upon a U.S. Holder’s particular situation. Prospective purchasers of the notes should consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.
.

CERTAIN ERISA CONSIDERATIONS
The following summary regarding certain aspects of ERISA and the Code is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement.
Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit (i) employee benefit plans that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and (iii) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements (each of (i)-(iii), “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code, with respect to such Plans. If we are a party in interest or disqualified person with respect to a Plan (either directly or indirectly by reason of our ownership of any subsidiaries or otherwise), the purchase and holding of the notes by or on behalf of the Plan may be a prohibited transaction under Section 406(a)(1) of ERISA or Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative or statutory exemption. Any particular transaction involving a party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to other provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”).
Each Plan and other plan subject to Similar Laws should consider the fact that none of the Issuer, the Company, any underwriter, or any of their respective affiliates (the “Transaction Parties”) will act as a fiduciary to any Plan or other plan subject to Similar Laws with respect to the decision to acquire notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision. The decision to acquire notes must be made by each prospective Plan and other plan subject to Similar Laws purchaser on an arm’s length basis.
Accordingly, each purchaser or transferee, by its purchase or holding of such notes or any interest therein, shall be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the notes or any interest therein constitutes assets of any Plan or other plan subject to Similar Laws or (ii)(A) the acquisition, holding and subsequent disposition of the notes or any interest therein by it will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (B) none of the Transaction Parties is its fiduciary in connection with the acquisition and holding of the notes.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or governmental, church or non-U.S. plan consult with their counsel regarding the relevant provisions of ERISA and the Code and any other provision under any Similar Laws and the availability of exemptive relief applicable to the purchase, holding and disposition of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
The Issuer, the Company and the representatives of the several underwriters named below have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:
Underwriter	Principal Amount of Notes
BNP Paribas	€65,000,000
Goldman Sachs & Co. LLC	65,000,000
HSBC Continental Europe	65,000,000
BofA Securities Europe SA	32,500,000
Citigroup Global Markets Europe AG	32,500,000
Crédit Agricole Corporate and Investment Bank	32,500,000
J.P. Morgan AG	32,500,000
Société Générale	32,500,000
MUFG Securities (Europe) N.V.	16,250,000
PNC Capital Markets LLC	16,250,000
Scotiabank Europe plc	16,250,000
TD Global Finance unlimited company	16,250,000
Truist Securities, Inc.	16,250,000
U.S. Bancorp Investments, Inc.	16,250,000
Citizens Capital Markets, Inc.	11,250,000
Huntington Securities, Inc.	11,250,000
Morgan Stanley Europe SE	11,250,000
Wells Fargo Securities Europe S.A.	11,250,000
Total	€500,000,000
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters initially propose to offer part of the notes directly to the public at the offering prices set forth on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of notes):
Paid by the Issuer
Per Note	0.400%
Total	€2,000,000
We estimate that the total expenses of the offering (including our application to have the notes listed on Euronext Dublin) payable by us, excluding the underwriting discount, will be approximately $1.8 million.
We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are a new issue of securities with no established trading market. We intend to apply for admittance of the notes on Euronext Dublin and for trading on the GEM of Euronext Dublin. The listing application will be subject to approval by Euronext Dublin. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice.
It is expected that delivery of the notes will be made against payment for the notes on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as “‘T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the fifth business day preceding the date of delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day preceding the date of delivery of the notes should consult their own advisors.
In connection with the issue of the notes, BNP Paribas (in this capacity, the “Stabilizing Manager”) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, any stabilization action may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. The underwriters have advised us that any stabilization action commenced will be carried out in accordance with applicable laws and regulations.
Any stabilization action may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of stabilization actions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time.
Certain of the underwriters are not U.S. registered broker-dealers, and such underwriters will not effect any offers or sales of any notes in the United States unless it is through their respective U.S. registered broker-dealer affiliates, or one or more other U.S. registered broker-dealers in compliance with Rule 15a-6 of the Exchange Act.
The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Issuer, the Company or their respective affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. U.S. Bancorp Investments, Inc., one of the underwriters in the offering, is an affiliate of the trustee and common depositary, registrar and paying agent.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer, the Company or their respective affiliates. If any of the underwriters or their affiliates have a lending relationship with the Issuer, the Company or their respective affiliates, certain of those underwriters or their affiliates routinely hedge and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described in this prospectus supplement under “Use of Proceeds,” net proceeds of this offering are intended to be used to finance and/or refinance, in whole or in part, one or more Eligible Green Projects. One or more of the underwriters and/or their affiliates may hold positions in Eligible Green Projects, or may have provided financing for such Eligible Green Projects, including through our Senior Credit Facility or 346-Day Facility. Because of the manner in which the proceeds will be used, more than five percent of the net proceeds of the offering may be paid to members or affiliates of members of the Financial Industry Regulatory Authority, Inc. participating in the offering, which creates a conflict of interest under FINRA Rule 5121. As a result, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the notes will be investment grade rated.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Any underwriter that is not a broker-dealer registered with the SEC will only make sales of the notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
Notice to Prospective Investors in the European Economic Area
The notes offered hereby are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation. Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Issuer or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Issuer nor the Underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Issuer or the Underwriters to publish a prospectus for such offer.
Notice to Prospective Investors in the United Kingdom
The notes offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of the domestic law by virtue of the EUWA. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and the contents of such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed or otherwise communicated to, and must not be passed on to, any person in the United Kingdom except in circumstances in which section 21(1) of the FSMA will not apply, and each underwriter has represented, warranted and agreed that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Promotion Order), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to in this paragraph as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Notification under Section 309B of the SFA – The Company has determined, and hereby notifies all persons (including relevant persons (as defined in Section 309A(1) of the SFA)), that the notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in this prospectus supplement being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and no notes may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement is only being distributed to, and is only directed at, persons in Switzerland that are professional clients within the meaning of Article 4(3) of the FinSA. This offering of the notes in Switzerland is exempt from requirements to prepare and publish a prospectus under the FinSA. This prospectus supplement does not constitute an issue prospectus pursuant to Articles 35 et seq. of the FinSA, and the notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Therefore, this prospectus supplement may not comply with the disclosure standards of the FinSA or the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to professional clients within the meaning of Article 4(3) of the FinSA. Any such professional clients may be individually approached by the underwriters from time to time.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Jones Day, New York, New York, with respect to New York and United States federal law, and Jones Day, Amsterdam, the Netherlands with respect to Dutch law . The underwriters have been represented in connection with the offering by White & Case LLP, New York, New York.
EXPERTS
The consolidated financial statements of Westinghouse Air Brake Technologies Corporation appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

SUPPLEMENTAL LISTING AND GENERAL INFORMATION
As disclosed under the caption “About this prospectus supplement” herein, application has been made to Euronext Dublin for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin. This prospectus supplement dated May 27, 2021 must be read in conjunction with the prospectus dated May 19, 2021. The prospectus and the prospectus supplement together comprise the Listing Particulars for the purposes of this application and have been approved by Euronext Dublin. For the avoidance of doubt, the Listing Particulars do not comprise a prospectus for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland.
The Issuer and the Guarantor accept responsibility for the information contained in the Listing Particulars. To the best of the knowledge and belief of the Issuer and the Guarantor (which has taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.
Administrative, management and supervisory bodies
Directors of the Issuer
The directors of the Issuer and their respective business addresses and their principal occupations are:
Name	Business Address	Principal Occupation
Richard James Frischolz	Darwinstraat 10, 6718 XR, Ede, the Netherlands	Business Executive
Johan-Alexander van den Bosch	Darwinstraat 10, 6718 XR, Ede, the Netherlands	Business Executive
There are no material conflicts of interest or material potential conflicts of interest between the private interests of the directors and the management team, and their duties to the Issuer.
Directors of the Company
The directors of the Company and their respective business addresses and their principal occupations are:
Name	Business Address	Principal Occupation
Rafael Santana	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
Albert J. Neupaver	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
Lee Banks	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
Lee B. Foster II	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
Linda S. Harty	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
Brian P. Hehir	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
Michael W.D. Howell	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
William Kassling	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
Ann R. Klee	30 Isabella Street, Pittsburgh, Pennsylvania 15212	Business Executive
There are no material conflicts of interest or material potential conflicts of interest between the private interests of the directors and the management team, and their duties to the Company.
Auditors
The financial year-end of the Issuer and the Company is December 31. The independent auditors of the Company are Ernst & Young LLP, 2100 One PPG Place, Pittsburgh, Pennsylvania 15222, United States. Ernst & Young LLP is an independent registered public accounting firm.
Material contracts
The Issuer has not entered into any material contracts other than in the ordinary course of its business. The Company has entered into the material contracts from time to time as set forth on the exhibit index in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021.

Legal and arbitration proceedings
Except as set forth in Part I, Item 3—Legal Proceedings of the Annual Report on Form 10-K for the year ended December 31, 2020, the Company is not, and has not during the previous 12 months, been involved in any governmental, legal or arbitration proceedings that would have a significant effect on the Company's consolidated financial position or profitability, nor, to the knowledge of the Company, is any such governmental, legal or arbitration proceedings involving the Company pending or threatened.
The Issuer is not, and has not since incorporation, been involved in any governmental, legal or arbitration proceedings that may have, or have had in the recent past, a significant effect on the Issuer's financial position or profitability nor, as far as the Issuer is aware, is any such governmental, legal or arbitration proceedings involving the Issuer pending or threatened.
No material adverse change or significant change
Except as set forth in Part I, Item 1—Business, Part I, Item 1A—Risk Factors, Part I, Item 3—Legal Proceedings, Part II, Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8—Financial Statements and Supplementary Data of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021, and except as set forth in “Summary,” and “Risk factors” in this prospectus supplement, there has been no material adverse change in the Company’s prospects since December 31, 2020, and there has been no significant change in the financial or trading position of the Company since March 31, 2021 (the date to which the Company's most current interim financial statements have been prepared).
Financial statements incorporated by reference
The following document containing financial statements of the Company has been filed with Euronext Dublin and is incorporated by reference into the Listing Particulars:
(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on February 19, 2021).
(2)	the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 (filed with the SEC on April 29, 2021).
For as long as the notes are listed on the Official List of Euronext Dublin and admitted to trading on the GEM, copies of the following documents will be available for inspection in electronic form (through the SEC's EDGAR site or on the website of the Company) or at the principal offices of the Company located at 30 Isabella Street, Pittsburgh, Pennsylvania 15212:
(a)	Deed of Incorporation of the Issuer;
(b)	Certificate of Incorporation and Bylaws of the Company;
(c)	the Indenture (including the Guarantee); and
(d)	the audited financial statements of the Company for the years ended December 31, 2020 and December 31, 2019.
Authorization of issuance
The issuance of the notes was authorized by the board of directors of the Issuer by resolutions passed prior to the date of delivery of the notes.
ISIN and Common codes
The International Securities Identification Number (ISIN) for the notes is as indicated below:
XS2345035963
The Common Code for the notes is as indicated below:
234503596

Legal Entity Identifier (LEI) number
The LEI number for the Issuer is as indicated below:
213800W8WKL7DR8NFE48
Listing agent
Walkers Listing Services Limited is acting solely in its capacity as listing agent for the Issuer (and not on its own behalf) in connection with the application for admission of the notes to the Official List of Euronext Dublin and to trading on its GEM.

Prospectus

Wabtec Transportation Netherlands B.V.

Debt Securities
Westinghouse Air Brake Technologies Corporation

Guarantees of Debt Securities
Wabtec Transportation Netherlands B.V., or Wabtec Netherlands, may offer to sell from time to time, in one or more classes or series, senior or subordinated debt securities. Westinghouse Air Brake Technologies Corporation will fully and unconditionally guarantee any series of debt securities issued by Wabtec Netherlands.
Westinghouse Air Brake Technologies Corporation’s common stock is listed on the New York Stock Exchange and trades under the symbol “WAB.”
If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement relating to that offering.
You should consider carefully the “Risk Factors” described on page 3 and in any applicable prospectus supplement before investing in any of our securities offered by this prospectus or any prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 19, 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process. Under this shelf registration process, we may sell from time to time any securities described in this prospectus, individually or in any combination, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain or incorporate by reference specific information about the terms of that offering. Each prospectus supplement also may add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement, together with the additional information described below under “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference in this prospectus, and, if given or made, we and any underwriter, agent, dealer or remarketing firm take no responsibility for such information or representations. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.
When used in this prospectus, the term “Wabtec” refers to Westinghouse Air Brake Technologies Corporation, together with its consolidated subsidiaries; the term “Westinghouse Air Brake Technologies Corporation” refers only to Westinghouse Air Brake Technologies Corporation and not its subsidiaries; the term “Wabtec Netherlands” refers only to Wabtec Transportation Netherlands B.V.; and the terms “we,” “us” and “our” refer collectively to Westinghouse Air Brake Technologies Corporation and Wabtec Netherlands, in each case, unless the context otherwise requires or indicates.
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WHERE YOU CAN FIND MORE INFORMATION
Available Information
Westinghouse Air Brake Technologies Corporation files reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Westinghouse Air Brake Technologies Corporation. The SEC’s Internet address is http://www.sec.gov. In addition, Westinghouse Air Brake Technologies Corporation’s common stock is listed on the New York Stock Exchange, and its reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Wabtec’s Internet address is http://www.wabtec.com. The information on Wabtec’s Internet site is not a part of this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information that is filed with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus and any prospectus supplement. Some information that is filed with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.
We incorporate by reference the following documents that Westinghouse Air Brake Technologies Corporation has filed with the SEC and any filings that Westinghouse Air Brake Technologies Corporation makes with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which any offering of securities under this prospectus is terminated, except as noted in the paragraph below:
SEC Filings (File No. 1-12001)	Period for or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2020
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2021
Current Reports on Form 8-K	January 20, 2021, February 18, 2021 (Item 8.01), February 18, 2021 (Items 5.02 and 5.03 and the exhibits attached thereto) and April 28, 2021
The portions of Westinghouse Air Brake Technologies Corporation’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act	April 7, 2021
Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K, including related exhibits under Item 9.01, is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.
Statements contained or incorporated by reference in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the exhibits to the registration statement of which this prospectus is a part.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this
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prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, Attention: Corporate Secretary; telephone number: (412) 825-1000. You also may review a copy of the registration statement and its exhibits through the SEC’s Internet site, http://www.sec.gov.
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SUMMARY
This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus, as further described above under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and any applicable prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in any applicable prospectus supplement or in documents incorporated by reference in this prospectus.
Westinghouse Air Brake Technologies Corporation
Wabtec is one of the world’s largest providers of locomotives, value-added, technology-based equipment, systems and services for the global freight rail and passenger transit industries. Wabtec’s highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most locomotives, freight cars, passenger transit cars and buses around the world. Wabtec’s products enhance safety, improve productivity and reduce maintenance costs for customers, and many of Wabtec’s core products and services are essential in the safe and efficient operation of freight rail and passenger transit vehicles. Wabtec is a global company with approximately 27,000 employees and operations in over 50 countries and Wabtec’s products can be found in more than 100 countries throughout the world.
Westinghouse Air Brake Technologies Corporation is a Delaware corporation with its principal executive offices located at 30 Isabella Street, Pittsburgh, Pennsylvania 15212. Its telephone number is +1 (412) 825-1000.
Wabtec Transportation Netherlands B.V.
Wabtec Netherlands is a wholly owned indirect subsidiary of Westinghouse Air Brake Technologies Corporation. Wabtec Netherlands is a holding company and does not have any independent operations. Wabtec Netherlands’s assets consist of its investments in its subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligations to pay amounts due under Wabtec Netherlands’ obligations. As a holding company, the principal sources of funds available to Wabtec Netherlands’ to meet its obligations are dividends, returns of capital and interest income from its subsidiaries. There are no restrictions on the ability of Wabtec Netherlands to obtain funds from its subsidiaries through dividends, loans or advances.
Wabtec Netherlands is a private limited liability company (besloten vennootschap) organized under the laws of the Netherlands with its principal executive offices located at Darwinstraat 10, 6718 XR, Ede, the Netherlands. Its telephone number is +31 (0) 88 600 4500.

SUMMARIZED FINANCIAL INFORMATION
The debt securities described in this prospectus will be issued by Wabtec Netherlands and will be fully and unconditionally guaranteed by Westinghouse Air Brake Technologies Corporation.
The following tables present summarized financial information of Wabtec Netherlands, as the issuer of the debt securities, and Westinghouse Air Brake Technologies Corporation, as the parent guarantor, on a combined basis. The combined summarized financial information eliminates all intercompany balances and transactions among Wabtec Netherlands and Westinghouse Air Brake Technologies Corporation as well as all equity in earnings from and investments in any subsidiary of Westinghouse Air Brake Technologies Corporation, other than Wabtec Netherlands, which we refer to as the Non-Issuer and Non-Guarantor Subsidiaries. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under SEC Regulation S-X for the issuer and parent guarantor.
Summarized Statement of Income	Unaudited Westinghouse Air Brake Technologies Corp. and Wabtec Transportation Netherlands B.V.
In millions	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Net sales	$138.6	$591.6
Gross profit	28.0	132.1
Net income (loss) attributable to Wabtec shareholders	$(84.5)	$(284.4)
Summarized Balance Sheet
	Westinghouse Air Brake Technologies Corp. and Wabtec Transportation Netherlands B.V.
	Unaudited
In millions	March 31, 2021	December 31, 2020
Current assets	$193.2	$407.9
Noncurrent assets	706.8	709.8
Current liabilities	720.8	824.1
Long-term debt	3,911.3	3,779.6
Other non-current liabilities	311.3	314.1
The following is a description of the transactions between the combined Westinghouse Air Brake Technologies Corp. and Wabtec Netherlands, on the one hand, with the subsidiaries of Westinghouse Air Brake Technologies Corporation, other than Wabtec Netherlands, none of which will provide guarantees with respect to the debt securities.
	Unaudited Westinghouse Air Brake Technologies Corp. and Wabtec Transportation Netherlands B.V.
In millions	Three Months Ended March 31, 20201	Year Ended December 31, 2020
Net sales to Non-Issuer and Non-Guarantor Subsidiaries	$17.9	$65.8
Purchases from Non-Issuer and Non-Guarantor Subsidiaries	26.0	102.3
	Westinghouse Air Brake Technologies Corp. and Wabtec Transportation Netherlands B.V.
	Unaudited
In millions	March 31, 2021	December 31, 2020
Amount due to Non-Issuer and Non-Guarantor Subsidiaries	$4,129.2	$3,431.4

RISK FACTORS
Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in Item 1A, Risk Factors, in Westinghouse Air Brake Technologies Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, and the other risks described in any applicable prospectus supplement or in any of the documents incorporated by reference in this prospectus. The risks and uncertainties that are discussed in any document incorporated by reference in this prospectus are those that we believed as of the date of the document to be risks which may materially affect Wabtec. Additional risks and uncertainties not then known to us or that we then believed to be immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS
You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus and the documents incorporated herein by reference, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” and similar expressions in connection with any discussion of future operating or financial performance.
We cannot guarantee that any forward-looking statements will be realized, although we believe that Wabtec has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” sections of Westinghouse Air Brake Technologies Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and any of its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others:
Economic and industry conditions
•	prolonged unfavorable economic and industry conditions in the markets served by Wabtec, including North America, South America, Europe, Australia, Asia and Africa;
•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;
•	reliance on major original equipment manufacturer customers;
•	original equipment manufacturers’ program delays;
•	demand for services in the freight and passenger rail industry;
•	demand for Wabtec’s products and services;
•	orders either being delayed, canceled, not returning to historical levels, or reduced or any combination of the foregoing;
•	consolidations in the rail industry;
•	continued outsourcing by Wabtec’s customers;
•	industry demand for faster and more efficient braking equipment;
•	fluctuations in interest rates and foreign currency exchange rates; or
•	availability of credit;
Operating factors
•	supply disruptions;
•	technical difficulties;
•	changes in operating conditions and costs;
•	increases in raw material costs;
•	successful introduction of new products;
•	performance under material long-term contracts;

•	labor relations;
•
the outcome of Wabtec’s existing or any future legal proceedings, including litigation involving Wabtec’s principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities or intellectual property claims;

•	completion and integration of acquisitions, including the acquisition of Faiveley Transport and the GE Transportation Business; or
•	the development and use of new technology;
Competitive factors
•	the actions of competitors; or
•	the outcome of negotiations with partners, suppliers, customers or others;
Political/governmental factors
•	political stability in relevant areas of the world;
•	future regulation/deregulation of Wabtec’s customers and/or the rail industry;
•	levels of governmental funding on transit projects, including for some of Wabtec’s customers;
•	political developments and laws and regulations, including those related to Positive Train Control; or
•	federal and state income tax legislation; and
•	the outcome of negotiations with governments.
COVID-19 factors
•	the severity and duration of the pandemic;
•	deterioration of general economic conditions;
•	shutdown of one or more of our operating facilities;
•	supply chain and sourcing disruptions;
•	ability of our customers to pay timely for goods and services delivered;
•	health of our employees;
•	ability to retain and recruit talented employees; or
•	difficulty in obtaining debt or equity financing.
Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause Wabtec’s actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of acquisitions, working capital, contributions to one or more of our pension plans, satisfaction of other obligations and repurchase of our outstanding debt or equity securities. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to an offering of securities under this prospectus.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that Wabtec Netherlands may offer from time to time under this prospectus. As used in this “Description of Debt Securities,” the term “debt securities” refers to the senior and subordinated debt securities that Wabtec Netherlands may offer from time to time, and the terms “Issuer,” “we,” “us” and “our” refer to Wabtec Netherlands, unless the context otherwise requires or indicates.
The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement relating to the issuance of those securities. Those terms may vary from the terms described here. Although the debt securities that we may offer include debt securities denominated in U.S. dollars, we also may choose to offer debt securities in any other currency, including U.S. dollars.
Any debt securities issued by us will be fully and unconditionally guaranteed by Westinghouse Air Brake Technologies Corporation, our indirect parent company.
The debt securities will be governed by a document called an “indenture.” The indenture is a contract between us and a financial institution acting as the trustee. The trustee has two main roles. First, under certain circumstances, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee may act on your behalf, as described under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities, the indenture and any relevant supplemental indenture described in the related prospectus supplement, including definitions used in the indenture and any relevant supplemental indenture. The particular terms of the debt securities that we may offer under this prospectus, the indenture and any relevant supplemental indenture may vary from the terms described below.
General
The debt securities that we may offer under this prospectus will be either senior debt securities or subordinated debt securities. We will issue the debt securities under an indenture among us, Westinghouse Air Brake Technologies Corporation, as parent guarantor, and U.S. Bank National Association, as trustee. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.
The indenture will be governed by New York law. The indenture will provide that we may offer the debt securities from time to time in as many distinct series, with distinct terms, as we may choose. The indenture will also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. All debt securities will be direct, unsecured obligations of ours. Any senior debt securities that we offer under this prospectus will have the same rank as all of our other unsecured and unsubordinated debt. Any subordinated debt securities that we offer under this prospectus will be subordinate in right of payment to our senior indebtedness. The indenture will not limit either the amount of debt that we may issue thereunder or the amount of other unsecured debt or other securities that we or our subsidiaries may issue.
Wabtec Netherlands is an indirect, holding company subsidiary of Westinghouse Air Brake Technologies Corporation. Wabtec Netherlands does not have any independent operations and its only assets consist of its investments in subsidiaries, none of which are providing guarantees of the debt securities. Wabtec Netherlands’ primary source of funds for its debt security obligations will be revenue from investments, cash distributions and interest payments from its subsidiaries. The subsidiaries of Wabtec Netherlands are separate and distinct legal entities and have no obligation whatsoever to pay any amount due on Wabtec Netherlands’ debt securities or to make funds available to Wabtec Netherlands. The ability of subsidiaries of Wabtec Netherlands to pay dividends or make other payments or advances to it will depend upon their operating results and will be subject to applicable law and contractual restrictions. The indenture will not restrict the subsidiaries of Wabtec Netherlands from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to it.
Westinghouse Air Brake Technologies Corporation will fully and unconditionally guarantee the debt securities of Wabtec Netherlands. See “— Debt Guarantee” below. Westinghouse Air Brake Technologies Corporation conducts a substantial portion of its operations through its direct and indirect subsidiaries. The subsidiaries of Westinghouse Air Brake Technologies Corp. are separate and distinct legal entities and, other than Wabtec Netherlands, as the Issuer, have no obligation whatsoever to pay any amounts due on Westinghouse Air Brake Technologies Corporation’s guarantee or to make funds available to Westinghouse Air Brake Technologies Corporation. The ability of subsidiaries of Westinghouse Air Brake Technologies Corporation to pay dividends or make other payments or advances to it will depend upon their operating results and will be subject to applicable law and contractual restrictions. The indenture will not restrict the subsidiaries of Westinghouse Air Brake Technologies Corporation from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to it.
The debt securities issued under the indenture will effectively be subordinated to the Issuer’s obligations that are secured, to the extent of the security, and to all existing and future obligations of Wabtec Netherlands’ subsidiaries, including trade payables. Wabtec Netherlands’ obligations in respect of any debt securities will be fully and unconditionally guaranteed by Westinghouse Air Brake Technologies Corporation. The guarantee of the debt securities issued under the indenture will effectively be subordinated to Westinghouse Air Brake Technologies Corporation’s obligations that are secured, to the extent of the security, and to all existing and future obligations of Westinghouse Air Brake Technologies Corporation’s subsidiaries (other than the Issuer), including trade payables.
Other than the restrictions described below or any restrictions described in an applicable prospectus supplement, the indenture and the debt securities that we may offer under this prospectus will not, contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction.
You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:
•	the title of the debt securities;
•	the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;
•	the total principal amount of the debt securities being offered and any limit upon the aggregate principal amount of the debt securities of any series;
•	the price at which the debt securities will be issued;
•	the date or dates on which the principal of and premium on, if any, debt securities is payable, and the right, if any, to extend the maturity date or dates;
•	the annual rate or rates, if any, at which the debt securities will bear interest, including the method of calculating interest if a floating rate is used;
•
the date or dates from which the interest will accrue, the interest payment dates on which the interest will be payable or the manner of determination of the interest payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, premium, if any, and interest will be payable and the method by which payment may be made;
•	any redemption, repayment or sinking fund provision;
•	the minimum denominations in which the debt securities may be issued;
•	the application, if any, of defeasance and discharge and covenant defeasance provisions to the debt securities and any modification of such provisions;
•	any additional guarantees applicable to the debt securities;

•	any listing of the debt securities on a securities exchange;
•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity of the debt securities;
•
any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, repurchase or repayment;

•
the form of debt securities, including whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	if the amount of payments of principal, premium, if any, or interest on the debt securities may be determined by reference to an index, the manner in which that amount will be determined;
•
the form and terms of the guarantee of the debt securities by Westinghouse Air Brake Technologies Corporation and whether any subordination provisions or other limitations are applicable to any such guarantee;

•	any addition to, elimination of, or changes in the covenants applicable to the debt securities;
•	any addition to, elimination of, or changes in the events of default applicable to the debt securities;
•	the terms of any security to be provided for the debt securities;
•	the terms of subordination of the debt securities, if applicable;
•	the terms of exchange of the debt securities into other securities of any kind, if applicable;
•
any special tax provisions with respect to the debt securities, including provisions for original discount securities, provisions for the payment of additional amounts, and provisions for redemption or repurchase in connection with any changes in tax laws or regulations;

•	any material provisions described in this prospectus that do not apply to the debt securities;
•	any other material terms of the debt securities, including any additions, deletions or other changes to the terms described in this prospectus; and
•	any terms which may be required by or advisable under applicable laws or regulations.
The debt securities will be issued only in registered form, without interest coupons. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a currency other than United States dollars will specify such currency and the denomination of the offered securities.
Debt Guarantee
Westinghouse Air Brake Technologies Corporation will fully and unconditionally guarantee the full and punctual payment of principal of and premium, if any, and interest on the debt securities, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Wabtec Netherlands under the indenture. See “Description of Guarantee.”
If the Issuer’s debt securities are issued as senior debt securities, the guarantee of Westinghouse Air Brake Technologies Corporation will be provided on a senior unsecured basis. The payment obligations of Westinghouse Air Brake Technologies Corporation with respect to a guarantee of subordinated debt securities offered by the Issuer will be effectively subordinate in right of payment to the prior payment in full of all senior indebtedness of Westinghouse Air Brake Technologies Corporation to the same extent and manner that our payment obligations with respect to our subordinated debt securities are subordinate in right of payment to the prior payment in full of all of our senior indebtedness.
Westinghouse Air Brake Technologies Corporation’s primary source of funds for its guarantee obligations will be revenue from its operations and investments, cash distributions and interest payments from its subsidiaries. Westinghouse Air Brake Technologies Corporation’s subsidiaries are not providing guarantees of the Issuer’s debt securities and, as separate and distinct legal entities, have no obligation whatsoever to pay any amount due on the debt securities or to make funds available to us. The ability of subsidiaries of Westinghouse Air Brake Technologies Corporation to pay dividends or make other payments or advances to it will depend upon their operating results and will be subject to applicable law and contractual restrictions. The indenture will not restrict the subsidiaries of Westinghouse Air Brake Technologies Corporation from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to it.
Westinghouse Air Brake Technologies Corporation may, by execution and delivery to the trustee of a supplemental indenture, be released from its guarantee upon the sale or other transfer of no less than a majority of its capital stock or of all or substantially all of its assets to an entity that is not a subsidiary of Westinghouse Air Brake Technologies Corporation and which sale or other transfer is otherwise in compliance with the requirements of the indenture, which release shall be effective without any action on the part of the trustee or any holder of the debt securities.
Original Issue Discount
Any series of debt securities offered under this prospectus may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates.
The federal income tax consequences and, if material, certain Dutch tax consequences and other special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.
Optional Redemption
The prospectus supplement for any debt securities will describe any applicable redemption terms. Unless such applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable at our option.
Covenants
An indenture supplement may contain certain covenants for the benefit only of holders of the debt securities of a particular series governed by the indenture supplement. The covenants summarized below will apply to each series of debt securities issued pursuant to the indenture as long as any of those debt securities are outstanding, unless waived, amended or the applicable prospectus supplement states otherwise.
Payment. We will pay the principal of and premium, if any, and interest on the debt securities in accordance with the terms of such debt securities and the indenture. Unless otherwise provided in the applicable prospectus supplement, we will pay interest on any debt security to the person in whose name that security is registered at the close of business on the regular record date for that interest payment.
Merger and Consolidation.
Westinghouse Air Brake Technologies Corporation will not consolidate with or merge into any other entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its and its Subsidiaries’ assets, taken as a whole, to any person, firm, corporation or other entity, unless:
•
either (i) Westinghouse Air Brake Technologies Corporation is the surviving corporation or (ii) the resulting, surviving or transferee entity is a corporation, partnership or limited liability company organized under the laws of the United States, and any resulting, surviving or transferee entity expressly assumes the Westinghouse Air Brake Technologies Corporation’s obligations under the indenture and its guarantee of any outstanding debt securities issued under the applicable indenture, by a supplemental indenture to which Westinghouse Air Brake Technologies Corporation is a party;
•	there is no default under the applicable indenture immediately after giving effect to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal; and
•
Westinghouse Air Brake Technologies Corporation shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal complies with the applicable indenture.

Upon such a succession described in clause (ii) of the first bullet above and compliance with the second and third bullets above, Westinghouse Air Brake Technologies Corporation will be relieved from any further obligations under the indenture and its guarantee.
We will not consolidate with or merge into any other entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our and our Subsidiaries’ assets, taken as a whole, to any person, firm, corporation or other entity (other than any Subsidiary of Westinghouse Air Brake Technologies Corporation), unless:
•
either (i) we are the surviving entity or (ii) the resulting, surviving or transferee entity is a corporation, partnership or limited liability company organized under the laws of the United States, the Netherlands, or any other member state of the European Union, or, if such person, firm, corporation or other entity is not a corporation, a co-obligor of the outstanding debt securities issued under the applicable indenture is a corporation organized under any such laws, and any resulting, surviving or transferee entity expressly assumes our obligations under the indenture and any outstanding debt securities issued under the applicable indenture, by a supplemental indenture to which we are a party;

•	there is no default under the applicable indenture immediately after giving effect to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal; and
•
we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal complies with the applicable indenture.

Upon such a succession described in clause (ii) of the first bullet above and compliance with the second and third bullets above, we will be relieved from any further obligations under the indenture.
For the avoidance of doubt, nothing in this “— Merger and Consolidation” covenant shall restrict the Issuer from selling, assigning, conveying, or transferring all or substantially all of the Issuer’s and its Subsidiaries’ assets, taken as a whole, to another Subsidiary of Westinghouse Air Brake Technologies Corporation, and such transferee shall not be required to assume the Issuer’s obligations under the indenture and any outstanding debt securities.
Waiver of Certain Covenants. Unless otherwise provided in an applicable prospectus supplement, we may, with respect to the debt securities of any series, omit to comply with any covenant provided in the terms of those debt securities if, before the time for such compliance, holders of at least a majority in principal amount of the outstanding debt securities of that series waive such compliance in that instance or generally.

Events of Default
You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection. Unless described otherwise in an applicable prospectus supplement, the term “Event of Default” means any of the following with respect to an issue of debt securities offered under this prospectus:
•
failure to pay any required interest on an issue of debt securities when it becomes due and payable by the terms of that issue of debt securities, with such default continued for a period of 30 days after such interest becomes due and payable;

•
failure to pay principal, other than a scheduled installment payment, or premium, if any, on an issue of debt securities at maturity, or if applicable, the redemption price, when due and payable upon redemption, or when due and payable upon acceleration or otherwise;

•	failure to pay any sinking fund installment on an issue of debt securities within 30 days of such installment becoming due and payable;
•
failure by us or Westinghouse Air Brake Technologies Corporation, if applicable, to comply with any of the covenants or warranties in the applicable debt securities or indenture (other than a covenant or warranty that we have included in the indenture solely for the benefit of another series of debt securities issued under that indenture) for 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series of debt securities affected by that failure have given us a written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization occur;
•
Westinghouse Air Brake Technologies Corporation’s guarantee applicable to the series of debt securities ceases to be in full force and effect or is declared null and void, or Westinghouse Air Brake Technologies Corporation denies that it has any further liability under its Guarantee (other than by reason of the release of such Guarantee in accordance with the applicable indenture), and such condition shall have continued for a period of 30 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series of debt securities affected by such condition have given us a written notice of such condition; or

•	any other Event of Default described in the applicable prospectus supplement occurs.
Remedies If an Event of Default Occurs. Unless provided otherwise in an applicable prospectus supplement, if an Event of Default has occurred and continues with respect to an issue of debt securities, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all of the debt securities of the affected series to be due and immediately payable. This is called a “declaration of acceleration of maturity.” Under some circumstances, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of that series.
The trustee under the indenture generally will not be required to take any action under that indenture at the request of any holders unless one or more of the holders has provided to the trustee security or indemnity reasonably satisfactory to it.
The holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that (i) such direction is not in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with that direction and (iii) the trustee has the right to decline to follow the direction if the trustee in good faith determines that the proceeding so directed would expose the trustee to personal liability or that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction.
The holders of a majority in principal amount of the outstanding debt securities of the relevant series may, on behalf of the holders of all of the debt securities of that series, waive certain past defaults under the indenture with respect to that series and its consequences. The trustee may refuse to follow those directions in some circumstances.

If an Event of Default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series.
Before any holder of any series of debt securities may institute an action for any remedy under the indenture, except payment on such holder’s debt security when past due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities incurred by the trustee for taking such action.
“Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish every year to the trustee under the indenture a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with that indenture and the debt securities offered pursuant to that indenture, or else specifying any default.
An Event of Default regarding one series of debt securities issued under the indenture is not necessarily an Event of Default regarding any other series of debt securities issued under that indenture or otherwise.
Satisfaction and Discharge; Defeasance and Covenant Defeasance
The following discussion of satisfaction and discharge, defeasance and covenant defeasance will be applicable to a series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. To the extent we provide for alternative provisions regarding satisfaction and discharge, defeasance and covenant defeasance, we will describe the terms of such provisions in the applicable prospectus supplement.
Satisfaction and Discharge. The indenture will be satisfied and discharged with respect to a particular series of debt securities issued under the indenture if:
•	we deliver to the trustee all debt securities of that series then outstanding for cancellation; or
•
all debt securities of that series not delivered to the trustee for cancellation (i) have become due and payable, (ii) are to become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee, and, in any such case, we irrevocably deposit with the trustee (or another agent or entity for such purpose), in trust for such purpose, money or certain government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we have paid all other sums payable under that indenture. In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance and Covenant Defeasance. The indenture will provide, if such provision is made applicable to the debt securities of a series issued under that indenture, that, upon the deposit with the trustee in trust for such purpose, of money or certain government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the case of government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of (and premium, if any) and interest on such debt securities, on the scheduled due dates:
•	we may elect either:
○
to defease and be discharged from any and all obligations with respect to any debt securities of such series (except for the obligations, among others, to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance and discharge”); or

○
to be released from our obligations with respect to any restrictive covenants applicable to the particular series and the Events of Default described in the third, fourth and seventh bullets under “— Events of Default,” shall not be Events of Default under that indenture with respect to such series (“covenant defeasance”).

In the case of defeasance and discharge, the holders of such debt securities are entitled to receive payments in respect of such debt securities solely from such trust. In the case of covenant defeasance, we and Westinghouse Air Brake Technologies Corporation, as guarantor, will continue to be obligated to make payments when due if the trust funds are not sufficient.
In the case of defeasance and discharge or covenant defeasance, a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance and discharge described above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. We also will deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance and discharge or covenant defeasance, as the case may be, have been complied with.
Modification and Waiver
The indenture will contain provisions permitting us, Westinghouse Air Brake Technologies Corporation and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities of a particular series in regard to certain provisions, including the following:
•	to cure any ambiguity, omission, defect or inconsistency as evidenced in an officer’s certificate;
•
to provide for the assumption of our or Westinghouse Air Brake Technologies Corporation’s respective obligations under the indenture by a successor or transferee upon any permitted merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to provide any security for or guarantees of the securities issued under the indenture or for the addition of an additional obligor on the securities issued under the indenture;
•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;
•	to add covenants that would benefit the holders of debt securities of the applicable series or to surrender any rights we have under the indenture;
•	to add additional events of default with respect to any series of debt securities issued under that indenture;
•
to add to, change or eliminate any of the provisions of the indenture, provided that any such change or elimination is not effective with respect to any outstanding debt securities of any series created prior to the execution of the applicable supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish the form and terms and conditions of a new series of debt securities to be issued under the indenture;
•
to facilitate the defeasance and discharge of the debt securities of any series otherwise in accordance with the existing terms of the indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of any series in any material respect;

•
to issue additional debt securities of any series of debt securities issued under the indenture, provided that such additional debt securities have the same terms as, and are deemed part of the same series as, the applicable series to the extent required under the indenture; and provided further that if the additional debt securities are not fungible with such existing series of debt securities for United States federal income tax purposes, the additional debt securities will have a separate CUSIP, ISIN or Common Code;

•
to evidence and provide for the acceptance of and appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee;

•
in the case of subordinated debt securities, to make any changes that would limit or terminate the benefits available to any holder of senior Debt (if each such holder of senior Debt consents to such change);

•	to make any change that does not adversely affect the interests of the holders of any outstanding debt securities in any material respect; and
•
to add guarantees with respect to any series of debt securities issued under that indenture or confirm and evidence the release, termination or discharge of any guarantee with respect to any series of debt securities issued under that indenture to the extent that such release, termination or discharge is permitted under the terms of the indenture and any applicable supplemental indenture.

We, Westinghouse Air Brake Technologies Corporation and the trustee under the indenture may otherwise modify that indenture or any supplemental indenture relating to the indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each debt security affected thereby:
•	reduce the percentage of principal amount of the debt securities of that series, the consent of whose holders is required for any amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest (including default interest, if applicable) on debt securities of that series;
•
reduce the principal of the debt securities of that series or premium, if any, on the debt securities of that series, or change the stated maturity of the debt securities of that series, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•
reduce any premium payable on the redemption of the debt securities of that series or change the time at which the debt securities of that series may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the debt securities of that series;

•
in the case of any subordinated debt securities, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder of debt securities under such provisions in any material respect;

•	make payments on the debt securities of that series payable in currency other than as originally stated in such debt securities;
•	impair the holders’ right to institute suit for the enforcement of any payment on the debt securities of that series;
•
release Westinghouse Air Brake Technologies Corporation from its obligation in respect of the guarantee of any series of debt securities or modify Westinghouse Air Brake Technologies Corporation’s obligations thereunder other than in accordance with the provisions of the indenture; or

•	waive a continuing default or event of default regarding any payment on the debt securities of that series.

With respect to any vote of holders of a series of debt securities, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.
“Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or debt securities or request a waiver.
Subordination
Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto.
Payment and Paying Agents
Unless we inform you otherwise in the applicable prospectus supplement:
•
payments on a series of debt securities will be made in the designated currency by check mailed to the holder’s registered address or, with respect to global securities, by wire transfer or otherwise in accordance with any applicable Depository’s procedures;

•	we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment; and
•
the trustee under the applicable indenture will be designated as our paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, any money deposited with the trustee or any paying agent for the payment of principal of or premium, if any, or interest on any debt security that remains unclaimed for two years after that amount has become due and payable will be paid to us at our request. After this occurs, the holder of that debt security must look only to us for payment of that amount, unless an applicable abandoned property law designates another person, and not to the trustee or paying agent. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Delivery and Settlement
The applicable prospectus supplement will provide details regarding the book-entry delivery and settlement mechanism applicable to any series of notes as well as any specific arrangement with the depositary.
Global Notes
We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of the Depository Trust Company, or DTC, Euroclear Bank SA/NV, or Euroclear, Clearstream Banking, S.A., or Clearstream, or a common depositary for Euroclear and Clearstream, or the Common Depositary, or other permitted depository.
A global note deposited with DTC will be registered in the name of Cede & Co., as nominee of DTC. If a global note is to be deposited with Euroclear, Clearstream or a Common Depositary, the applicable prospectus supplement will provide additional details regarding book-entry delivery and settlement.
DTC, Clearstream and Euroclear
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the

Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.
DTC has advised us that:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•
Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.
We expect that under procedures established by DTC:
•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•
ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or a global note.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.
Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Certificated Notes
Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that the Depository for the global note identifies as the beneficial owner of the debt securities represented by such global note upon surrender by such Depository if:
•
the Depository notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act or otherwise authorized or permitted under any other applicable U.S. or foreign statute or regulation, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that Depository is no longer so registered;

•	an event of default has occurred and is continuing, and the Depository requests the issuance of certificated notes; or
•	we determine not to have the debt securities of such series represented by a global note and deliver an Officer’s Certificate to such effect to the Trustee.

Neither we nor the trustee will be liable for any delay by a Depository, its custodian or nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from a Depository or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

DESCRIPTION OF GUARANTEE
Debt Guarantee
The following description of Westinghouse Air Brake Technologies Corporation’s guarantee of Wabtec Transportation Netherlands B.V.’s debt securities is a summary of the general terms and provisions of the guarantee. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the applicable indenture and its associated documents. The specific terms and provisions of any guarantee will be described in the applicable prospectus supplement related to the guaranteed debt securities. If so described in a prospectus supplement, the terms and provisions of the guarantee may differ from the general description of terms and provisions presented below.
Westinghouse Air Brake Technologies Corporation will fully and unconditionally guarantee to each holder of debt securities of Wabtec Netherlands with respect to the due and punctual payment of the principal of, and premium (if any) and interest on, the debt securities of Wabtec Netherlands. The guarantee applies whether the payment is due at the maturity date of the debt securities, on an interest payment date or as a result of acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee under the indenture. In case of the failure of Wabtec Netherlands to punctually pay any principal, premium or interest on any guaranteed debt security, Westinghouse Air Brake Technologies Corporation will cause any such payment to be made as it becomes due and payable, whether at the maturity date of the debt securities, on an interest payment date or as a result of acceleration, redemption, repayment or otherwise, and as if such payment were made by Wabtec Netherlands.
The obligations of Westinghouse Air Brake Technologies Corporation under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of Westinghouse Air Brake Technologies Corporation.
If a series of Wabtec Netherlands’ debt securities is so guaranteed, Westinghouse Air Brake Technologies Corporation will execute a supplemental indenture, notation of guarantee or other appropriate documentation, as further evidence of the guarantee.

PLAN OF DISTRIBUTION
We may offer the offered securities in one or more of the following ways, or any other way set forth in an applicable prospectus supplement from time to time:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents;
•	to investors directly in privately negotiated sales or in competitively bid transactions; or
•	to holders of other securities in connection with acquisitions.
The prospectus supplement for each series of securities we sell will describe the offering, including:
•	the name or names of any underwriters;
•	the purchase price and the proceeds to us from that sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any commissions paid to agents;
•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Underwriters
If underwriters are used in a sale, we will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.
The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that this is the case and will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:
•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.
•
Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker/dealer are repurchased in a covering transaction to cover short positions.

These over-allotment transactions, stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.
Agents
We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.
Direct Sales
We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.
Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.
No Assurance of Liquidity
The securities we offer may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

LEGAL MATTERS
Unless indicated otherwise in an applicable prospectus supplement, the validity of the issuance of the offered securities will be passed upon for us by Jones Day, New York, New York, with respect to New York and United States federal law, and Jones Day, Amsterdam, the Netherlands, with respect to Dutch law.
EXPERTS
The consolidated financial statements of Westinghouse Air Brake Technologies Corporation appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

REGISTERED OFFICE OF THE ISSUER
Wabtec Transportation Netherlands B.V.
Darwinstraat 10,
6718XR Ede
The Netherlands
REGISTERED OFFICE OF THE GUARANTOR
Westinghouse Air Brake Technologies Corporation
30 Isabella Street
Pittsburgh, Pennsylvania 15212
United States of America
JOINT BOOK-RUNNING MANAGERS
BNP PARIBAS 16, boulevard des Italiens 75009 Paris France	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282 United States of America	HSBC 38, avenue Kléber 75116 Paris France
BofA Securities 51 rue la Boétie 75008 Paris France	Citigroup Reuterweg 16 60323 Frankfurt am Main Germany	Crédit Agricole CIB 12 place des Etats-Unis CS 70052 92547 Montrouge Cedex France
J.P. Morgan Taunustor 1 (TaunusTurm) 60310 Frankfurt am Main Germany	Société Générale 29, boulevard Haussmann 75009 Paris France
SENIOR CO-MANAGERS
MUFG Securities (Europe) N.V. World Trade Center, Tower H, 11th Floor Zuidplein 98 1077 XV Amsterdam The Netherlands	PNC Capital Markets LLC 300 Fifth Ave, 10th Floor Pittsburgh, PA 15222	Scotiabank 201 Bishopsgate, 6th Floor London, United Kingdom EC2M 3NS	TD Securities 5th Floor, One Molesworth Street Dublin 2, D02 RF29 Ireland	Truist Securities 3333 Peachtree Road, NE Atlanta, GA 30326	US Bancorp 214 N. Tryon Street, 26th Floor Charlotte, NC 28202
CO-MANAGERS
Citizens Capital Markets 28 State Street, Floor 12 Boston, MA 02109	Huntington Capital Markets 41 South High Street, 5th Floor Columbus, OH 43287	Morgan Stanley Europe SE Grosse Gallusstrasse 18 60312 Frankfurt-am-Main Germany	Wells Fargo Securities 1-5 rue Paul Cezanne 75008 Paris France

PRINCIPAL PAYING AGENT

Elavon Financial Services DAC
Building 8, Cherrywood Business Park
Loughlinstown, Dublin 18
Ireland, D18 W319
TRUSTEE

U.S. Bank National Association
225 W. Station Square Drive
Suite 380
Pittsburgh, PA 15219
LEGAL ADVISORS
To the Issuer and the Guarantor as to Dutch and U.S. Federal and New York law:	To the Underwriters as to U.S. Federal and New York law.
Jones Day 250 Vesey Street New York, New York 10028 United States of America	White & Case 1221 Avenue of the Americas New York, New York 10020 United States of America
AUDITORS TO THE COMPANY	LISTING AGENT

Ernst & Young LLP 2100 One PPG Place Pittsburgh, Pennsylvania 15222	Walkers Listing Services Limited The Anchorage 17/19 Sir John Rogerson's Quay Dublin 2 Ireland

Wabtec Transportation Netherlands B.V.
1.25% Senior Notes due 2027
Fully and Unconditionally Guaranteed by
Westinghouse Air Brake Technologies Corporation
PROSPECTUS SUPPLEMENT
May 27, 2021
Joint Book-Running Managers
BNP PARIBAS
Goldman Sachs & Co. LLC
HSBC
BofA Securities
Citigroup
Crédit Agricole CIB
J. P. Morgan
Société Générale
Corporate & Investment Banking
Senior Co-Managers
MUFG
PNC Capital Markets LLC
Scotiabank
TD Securities
Truist Securities
US Bancorp
Co-Managers
Citizens Capital Markets
Huntington Capital Markets
Morgan Stanley
Wells Fargo Securities